                                                                    Exhibit 10.3

                            AMENDMENT AND RESTATEMENT
                            -------------------------

                                       OF
                                       --

                              MANAGEMENT AGREEMENT
                              --------------------

                                 by and between

                         RESIDENCE INN BY MARRIOTT, INC.
                         -------------------------------

                                  as "MANAGER"

                                       and

                          AHM RES I LIMITED PARTNERSHIP
                          -----------------------------

                                   as "LESSEE"

                           Dated as of March 29, 2002

                            AMENDMENT AND RESTATEMENT
                            -------------------------
                             OF MANAGEMENT AGREEMENT
                             -----------------------

     This Amendment and Restatement of Management Agreement ("Agreement") is executed as of the 29th day of March, 2002 ("Execution Date"), by AHM RES I LIMITED PARTNERSHIP, a Virginia limited partnership ("Lessee"), with a mailing address at 10 South Third Street, Richmond, Virginia 23219, and RESIDENCE INN BY MARRIOTT, INC. ("Manager"), a Delaware corporation, with a mailing address at 10400 Fernwood Road, Bethesda, Maryland 20058.

                                R E C I T A L S :

     A. Lessee is an indirect, wholly-owned subsidiary of Apple Hospitality Two, Inc., a Virginia corporation and a real estate investment trust ("Apple Hospitality"), which is also the indirect owner through AHT Res I GP, Inc., a Virginia corporation and AHT Res I LP, Inc., a Virginia corporation, of 100% equity of Marriott Residence Inn Limited Partnership, a Delaware limited partnership ("Owner"), which owns fifteen (15) inns (collectively, the "Inns" or individually, an "Inn," as more particularly described in Section 1.01 hereof) which are being operated under the trade name "Residence Inn" or "Residence Inn by Marriott" or "Marriott Residence Inn," located upon the fifteen parcels of real property (collectively, the "Sites" or individually, a "Site") described on Exhibit A attached to this Agreement and incorporated herein. Each Site is
---------
improved by buildings containing guest suites, a GATEHOUSE (a registered trademark of Manager) building containing a common area lobby, meeting rooms and administrative offices, and certain other amenities and related facilities (the "Buildings"). Each respective Site and the Buildings thereon are collectively referred to as an "Inn," as more particularly described in Section 1.01 hereof.

     B. Owner has leased to Lessee and Lessee has leased from Owner the Inns pursuant to that certain Master Lease Agreement of even date hereof (the "Hotel Lease").

     C. Owner and Manager are parties to that certain Management Agreement dated as of March 29, 1988, as amended by (i) that certain Manager's Letter Agreement dated October 10, 1995, among Manager, Owner and German American Capital Corporation ("GACC"); (ii) that certain Manager's Letter Agreement dated October 10, 1995, among Manager, Owner, and iStar Financial Inc. ("iStar"), successor to Starwood Mezzanine Investors, L.P.; (iii) that certain Letter Agreement dated October 9, 1998, between Owner and Manager; and (iv) that certain Four Party Agreement dated October 10, 1995, between GACC, iStar, Owner and Manager (collectively, the "Old Management Agreement"), pursuant to which Manager manages and operates the Inns for the account of Owner.

     D. Pursuant to that certain Consent, Assignment and Assumption of Management Agreement of even date herewith, Owner has assigned its interest in the Old Management Agreement to Lessee, subject to certain obligations set forth in such Consent, Assignment and Assumption of Management Agreement and that certain Owner Agreement of even date hereof.

     E. Lessee and Manager desire and have agreed to amend and restate the Old Management Agreement in its entirety, upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, Owner and Manager agree to amend and restate the Old Management Agreement in its entirety as follows:

                                    ARTICLE I

                               DEFINITION OF TERMS
                               -------------------

     1.01 Definition of Terms
          -------------------

     The following terms when used in the Agreement shall have the meanings indicated:

     "Accounting Period" shall mean the four (4) week accounting periods having
      -----------------
the same beginning and ending dates as Manager's four (4) week accounting periods, except that an Accounting Period may occasionally contain five (5) weeks when necessary to conform Manager's accounting system to the calendar.

     "Actual Debt Service" shall mean the lesser of (i) Fifteen Million Three
      -------------------
Hundred Thousand Dollars ($15,300,000) per Fiscal Year; or (ii) the actual interest paid or accrued in that Fiscal Year (provided that the rate is a commercially reasonable market interest rate), plus the actual amortization of principal in that Fiscal Year (provided that the amortization rate is a commercially reasonable market rate) on the Refinanced Principal Amount.

     "Additional Inn Investment" shall mean any amounts expended by Owner after
      -------------------------
March 29, 1988, or by Lessee, for the following purposes:

     a) to fund the cost of any expansion, previously consented to by Manager, of any Inn;

     b) to fund the cost of any repairs or replacements, with respect to any Inn, which are not covered by insurance proceeds under Section 14.01A;

     c) to fund the cost of any building alterations, improvements, replacements and related expenses, requested by Manager, under Section
          7.03 A 2;

     d) to fund any reasonable business needs (not including amounts funded under Section 7.02 E) of Lessee relating to operation of one or more of the Inns, as requested by or otherwise approved by Manager.

     "Adjusted Capital Contributions" shall mean the balance, from time to time,
      ------------------------------
of:

     (i)  the Capital Contributions; plus

     (ii) any Additional Inn Investments; less
                                          ----

     (iii) cumulative distributions to the partners of Owner of Net Sales Proceeds and Net Refinancing Proceeds.

     "Affiliate" shall mean any individual or entity directly or indirectly
      ---------
through one or more intermediaries, controlling, controlled by or under common control with a party. The term "control," as used in the immediately preceding sentence, means, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation, and, with respect to an entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

     "Agreement" shall mean this Amendment and Restatement of Management
      ---------
Agreement between Owner and Manager with respect to the fifteen (15) Inns listed on Exhibit A hereto.
   ---------

     "Annual Operating Projection" shall have the meaning ascribed to it in
      ---------------------------
Section 8.03.

     "Average Revenue Index" shall mean the sum of the Revenue Index for each
      ---------------------
Inn that has not been previously Terminated hereunder (whether in connection with a Sale of the Inn or Inns, or pursuant to other applicable provisions of this Agreement) divided by the total number of Inns that have not been previously Terminated hereunder (whether in connection with a Sale of the Inn or Inns, or pursuant to other applicable provisions of this Agreement).

     "Average Revenue Index Threshold" shall mean the sum of the Revenue Index
      -------------------------------
Threshold for each Inn that has not been previously Terminated hereunder (whether in connection with a Sale of the Inn or Inns, or pursuant to other applicable provisions of this Agreement) divided by the total number of Inns that have not been previously Terminated hereunder (whether in connection with a Sale of the Inn or Inns, or pursuant to other applicable provisions of this Agreement).

     "Average Revenue Per Available Room" shall mean the sum of the Revenue per
      ----------------------------------
Available Room for the hotels in the Competitive Set for the Inn in question divided by the total number of hotels in the Competitive Set for the Inn in question.

     "Base Management Fee" shall mean an amount payable to Manager, subject to
      -------------------
the provisions of Article V hereof, for the following services hereunder: corporate planning and policy services, financial planning and corporate financial services, risk planning and insurance services, corporate executive management, legislative and governmental representation, in-house legal services and protection of the "Marriott" trade name and trademarks. Such amount shall be equal, during any given Fiscal Year (or portion thereof), to two percent (2%) of Gross Revenues.

     "Building Estimate" shall have the meaning ascribed to it in Section 7.03
      -----------------
A.

     "Capital Contributions" shall mean the total amount of money actually
      ---------------------
contributed (not including promissory notes or other evidences of indebtedness) to Owner as of December 31, 1989 by the general partner and the limited partners of Owner as of December 31, 1989.

     "Chain Services" shall have the meaning ascribed to it in Section 10.02.
      --------------

     "Competitive Set" shall mean the group of hotels which are chosen as
      ---------------
competitive to the Inn, being the hotels that are generally within the same hotel market segment as the Inn. As of the Execution Date, the parties agree that the Competitive Set shall consist of the hotels listed on

Exhibit E for each of the Inns. If any of such hotels, subsequent to the
---------
Execution Date, either changes its chain affiliation or ceases to operate or otherwise ceases to reflect the general criteria set forth in the first sentence of this definition, Lessee and Manager agree to mutually, reasonably and in good faith, discuss appropriate changes to the foregoing list of the hotels that shall comprise the Competitive Set. Disputes regarding such changes to the Competitive Set will be resolved by the Expert in accordance with the provisions of Section 19.10.

     "Contingent Management Fees (IMF)" shall mean the cumulative total (which
      --------------------------------
shall not bear interest) of those portions of any Incentive Management Fees for each Fiscal Year (or portion thereof) which are not paid to Manager in such Fiscal Year owing to the limitations set forth in Section 5.02 hereof.

     "Deductions" shall have the meaning ascribed to it in the definition of
      ----------
Operating Profit.

     "Effective Date" shall mean the date on which Owner acquired fee title to
      --------------
the Inns pursuant to the Purchase Agreement.

     "Execution Date" shall have the meaning ascribed to it in the Preamble
      --------------
hereto.

     "Expert" shall mean an independent, nationally recognized hotel consulting
      ------
firm or individual who is qualified to resolve the issue in question, or a nationally recognized accounting firm with a hospitality division (other than an accounting or consulting firm with a then existing relationship with Manager, Lessee or their respective Affiliates), who is appointed in each instance by agreement of the parties or, failing agreement, each party shall select one (1) such nationally recognized consulting firm, accounting firm or individual, as the case may be, and the two (2) respective firms and/or individuals so selected shall select another such nationally recognized consulting firm, accounting firm or individual, as the case may be, to be the Expert. Each party agrees that it shall not appoint an individual as an Expert hereunder if the individual is, as of the date of appointment or within six (6) months prior to such date, employed by such party, either directly or as a consultant or accountant, in connection with any other matter. In the event that either party calls for an Expert determination pursuant to the terms hereof, the parties shall have ten
(10) days from the date of such request to agree upon an Expert and, if they fail to agree, each party shall have an additional ten (10) days to make its respective selection of a firm or individual, and within ten (10) days of such respective selections, the two (2) respective firms and/or individuals so selected shall select another such nationally recognized consulting firm, accounting firm or individual, as the case may be, to be the Expert. If either party fails to make its respective selection of a firm or individual within the ten (10) day period provided for above, then the other party's selection shall be the Expert. Also, if the two (2) respective firms and/or individuals so selected shall fail to select a third nationally recognized consulting firm, accounting firm or individual to be the Expert, then such Expert shall be appointed by the American Arbitration Association and shall be a qualified person having at least ten (10) years recent professional experience as to the subject matter in question.

     "FF&E" shall mean furniture, furnishings, fixtures, vehicles, carpeting and
      ----
equipment, but shall not include Fixed Asset Supplies.

     "First Priority Return" shall mean an annual non-cumulative amount retained
      ---------------------
by Lessee out of certain portions of Operating Profit, as set forth in Section
5.02 hereof, equal to $75,000 plus ten percent (10%) of the balance, from time to time, of (i) the Capital Contributions, plus (ii) any Additional Inn Investments made after the Execution Date; provided, however, that upon the Termination of this Agreement with respect to a given Inn or Inns (whether in connection with the Sale of the Inn or Inns, or pursuant to other applicable provisions of this Agreement), the

First Priority Return, as used thereafter, shall be reduced by the applicable percentage for such Inn or Inns, as set forth in Exhibit "D" hereto.
                                                 -----------

     "Fiscal Year" shall mean Manager's Fiscal Year which now ends at midnight
      -----------
on the Friday closest to December 31 in each calendar year; the new Fiscal Year begins on the Saturday immediately following said Friday. Any partial Fiscal Year between the Effective Date and the commencement of the first full Fiscal Year shall constitute a separate Fiscal Year. A partial Fiscal Year between the end of the last full Fiscal Year and the Termination of this Agreement shall also constitute a separate Fiscal Year. If Manager's Fiscal Year is changed in the future, appropriate adjustment to this Agreement's reporting and accounting procedures shall be made; provided, however, that no such change or adjustment shall alter the term of this Agreement or in any way reduce the distribution of Operating Profit or other payments due hereunder.

     "Fixed Asset Supplies" shall mean items included within "Property and
      --------------------
Equipment" under the Uniform System of Accounts including, but not limited to, linen, china, glassware, tableware, uniforms, and similar items, whether used in connection with public space or suites.

     "Force-Majeure" shall have the meaning ascribed to it in Section 14.03
      -------------
hereof.

     "Gross Revenues" shall mean all revenues and receipts of every kind derived
      --------------
from operating the Inns and all departments and parts thereof, including, but not limited to: income (from both cash and credit transactions) from rental of rooms, stores, offices, exhibit or sales space of every kind; license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires); income from vending machines; health club membership fees; food and beverage sales; wholesale and retail sales of merchandise (except as otherwise provided in Section 7.02 C hereof with respect to the sale of FF&E), service charges, and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include: (i) gratuities to employees of any of the Inns; (ii) federal, state or municipal excise, sales or use taxes or similar Impositions collected directly from patrons or guests or included as part of the sales price of any goods or services; (iii) Net Refinancing Proceeds or Net Sales Proceeds; (iv) proceeds from the sale of FF & E; (v) interest received or accrued with respect to the funds in the Reserve or the other operating accounts of the Inns,: or (vi) any refunds, rebates, discounts and credits of a similar nature, given, paid or returned in the course of obtaining Gross Revenues or components thereof.

     "Impositions" shall have the meaning ascribed to it in Section 12.01.
      -----------

     "Incentive Management Fee" shall mean an amount which equals fifteen
      ------------------------
percent (15%) of Operating Profit in any Fiscal Year in which the total Operating Profit is less than the Operating Profit Objective, and twenty percent (20%) of Operating Profit in any Fiscal Year in which the total Operating Profit equals or exceeds the Operating Profit Objective. Payment of the Incentive Management Fee to Manager shall be subject to the provisions of Article V hereof.

     "Initial Term" shall have the meaning ascribed to it in Section 4.01.
      ------------

     "Inn" or "Inns" shall refer individually or collectively to the fifteen
      ---      ----
(15) inns located on the fifteen (15) Sites described on Exhibit A hereto. The
                                                         ---------
term "Inn" or "Inns" shall incorporate not only the Site or Sites but also all easement or other appurtenant rights thereto, together with the Buildings and all other improvements constructed or to be constructed thereon, and all FF&E and Fixed Asset Supplies installed or located therein.

     "Inn Term" shall have the meaning ascribed to it in Section 4.01.
      --------

     "Inventories" shall mean "Inventories" as defined in the Uniform System of
      -----------
Accounts, such as, but not limited to, provisions in storerooms, refrigerators, pantries and kitchens;

beverages in wine cellars and bars; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.

     "Lender" shall mean, individually and collectively, GACC and iStar.
      ------

     "Loan Agreement" shall mean, individually and collectively, each Loan
      --------------
Agreement dated as of October 10, 1995, between Owner and a Lender.

     "Manager" shall have the meaning ascribed to it in the Preamble hereto.
      -------

     "Marketing Fund" shall mean that certain fund maintained by Manager,
      --------------
Marriott, or a Marriott Affiliate, in its capacity as franchisor of the System, to pay for the following System costs: all costs associated with developing, preparing, producing, directing, administering, conducting, maintaining and disseminating advertising, marketing, promotional and public relations materials, programs, campaigns, sales and marketing seminars and training programs, and similar activities of every kind and nature, including the Residence Inn directory; conducting market research; and paying the central operational costs of the Residence Inn reservation system: provided, however, that any costs described in this definition of Marketing Fund may, at the option of Manager and any association which may be formed by the Residence Inn by Marriott franchisees, be charged directly to each inn in the System on the basis of actual use by or benefit to each inn and, in such event, shall become Deductions. As of the Execution Date, the current system-wide charge is two and one-half percent (2.5%) of Suite Revenues. The actual advertising and marketing program activities that will be supported by the Marketing Fund may change and shall be determined by Marriott. Commencing with Fiscal Year 2002, the system-wide charge shall not be increased without a majority vote by members of The Residence Inn Association or its successor in favor of such increase.

     "Marriott" shall mean Marriott International, Inc., the corporate parent of
      --------
Manager.

     "Maturity Date" shall mean September 30, 2002, or, if earlier, the date of
      -------------
any refinancing or prepayment of the Term Loan indebtedness.

     "Net Refinancing Proceeds" shall mean the cumulative full amount disbursed
      ------------------------
(in one or more advances) under any loan or loans obtained by Owner, from time to time, to the extent such disbursement or disbursements are not used for the following purposes: (i) simultaneous repayment of other indebtedness of Owner;
(ii) commercially reasonable transaction costs; and (iii) the payment to Owner of Owner's Capital Return.

     "Net Sales Proceeds" shall mean the cumulative net proceeds received by
      ------------------
Owner, from time to time, from any one or more of the following: (i) any Sale of an Inn; (ii) the exchange, condemnation, eminent domain taking, casualty or other disposition of any of (or any portion of) the Inns or the Sites; or (iii) the liquidation of Owner's property interest in the Inns in connection with a dissolution of Owner. The phrase "net proceeds," as used in the foregoing sentence, shall mean the gross proceeds received from any of the foregoing to the extent such gross proceeds are not used for the following purposes: (i) simultaneous repayment of indebtedness secured by the Inn or Inns being sold (or the pro rata portion of indebtedness secured by all the Inns); (ii) commercially reasonable transaction costs and, in the case of a condemnation, eminent domain taking or casualty, all costs of repairing, restoring, replacing and reconstructing an Inn or any portion thereof; and (iii) the payment to Owner of Owner's Capital Return. The term "Net Sales Proceeds" shall not include proceeds from dispositions of FF&E described in Section 7.02C hereof.

     "Operating Loss" shall mean a negative Operating Profit.
      --------------

     "Operating Profit" shall mean the excess of Gross Revenues over the
      ----------------
following deductions ("Deductions") incurred by Manager, on behalf of Lessee, in operating the Inns:

     1. The cost of sales including salaries, wages (including accruals for year-end bonuses to key management employees), fringe benefits, payroll taxes and other costs related to employees of each Inn (the foregoing costs shall not include salaries and other employee costs of executive personnel of Manager who do not work at one of the Inns on a regular basis; except that the foregoing costs shall include the allocable, portion of the salary and other employee costs of any general manager or other supervisory personnel (not including regional vice presidents or regional sales people) assigned to a "cluster" of hotels and inns which includes one or more of the Inns);

     2. Departmental expenses, administrative and general expenses and the cost of marketing, advertising and business promotion, heat, light and power, and routine repairs, maintenance and minor alterations treated as Deductions under
Section 7.01;

     3. The cost of Inventories and Fixed Asset Supplies consumed in the operation of each Inn;

     4. A reasonable reserve for uncollectible accounts receivable as determined by Manager;

     5. All costs and fees of independent accountants or other third parties who perform services required or permitted hereunder;

     6. All costs and fees of technical consultants and operational experts for specialized services;

     7. The Residence Inn System Fee;

     8. The Base Management Fee;

     9. The Inns' pro rata share of costs and expenses incurred by Manager in providing Chain Services;

     10. Insurance costs and expenses as provided in Article XI;

     11. Taxes, if any, payable by or assessed against Manager related to this Agreement or to Manager's operation of the Inns (exclusive of Manager's income taxes) and all Impositions;

     12. The contributions to the Repairs and Equipment Reserve which are required pursuant to Section 7.02;

     13. The contributions required to be made, as they may change from time to time, to the Marketing Fund in order for the Inns to remain members of the System (such contributions are presently two and one-half percent (2.5%) of Suite Revenues); and

     14. Such other costs and expenses as are specifically provided for elsewhere in this Agreement or are otherwise reasonably necessary for the proper and efficient operation of the Inns.

     "Operating Profit Objective" shall mean the amount of Twenty-three Million
      --------------------------
Five Hundred Thousand Dollars ($23,500,000); provided, however, that upon the Termination of this Agreement with respect to a given Inn or Inns (whether in connection with the Sale of the Inn or Inns, or pursuant to applicable other provisions of this Agreement), the Operating Profit Objective shall be reduced by the pro rata portion thereof attributable to such Inn or Inns, as set forth on Exhibit "C" hereto.
   -----------

     "Operative Principal Amount" shall mean the principal amount outstanding
      --------------------------
under the Loan Agreement as of the Maturity Date.

     "Owner" shall have the meaning ascribed to it in the Preamble.
      -----

     "Owner's Capital Return" shall mean the sum of: (a) an amount which, when
      ----------------------
added to all previous or simultaneous retentions or receipts by Owner of Operating Profit (less the aggregate amount of Qualifying Debt Service paid by Owner out of such Operating Profit), Net Sales

Proceeds and Net Refinancing Proceeds, equals a cumulative return on the weighted average Adjusted Capital Contributions, from time to time, of twelve percent (12%) per annum, from the Effective Date through the date such Net Sales Proceeds or Net Refinancing Proceeds are realized; plus (b) an amount which equals the Adjusted Capital Contributions as of the date on which such Net Sales Proceeds or Net Refinancing Proceeds are realized by Owner.

     "Partnership Filing Period" shall mean such period of time (not to exceed
      -------------------------
seventy-five (75) days) after the close of each Fiscal Year within which Lessee must receive final accounting statements from Manager with respect to such Fiscal Year in order for Owner to have a reasonable period of time within which to prepare and make all required filings with the Securities and Exchange Commission and other applicable governmental agencies.

     "Prime Rate" shall mean the base rate of interest announced from time to
      ----------
time by Bankers Trust Company, New York, New York.

     "Purchase Agreement" shall mean that Purchase Agreement dated as of March
      ------------------
29, 1988 between Owner, as purchaser and Marriott Corporation, as seller.

     "Qualifying Debt Service" shall mean:
      -----------------------

     1. As to any Fiscal Year (prorated for portions thereof) during the term of this Agreement, the Stipulated Debt Service; plus

     2. The interest and principal actually paid or accrued (provided that the terms of each such loan are commercially reasonable) pursuant to loans obtained by Owner to fund Additional Inn Investments. In no event, however, shall "Qualifying Debt Service" include, with respect to any indebtedness incurred to fund any Additional Inn Investment: (i) any balloon payments; or (ii) that portion of any such indebtedness which is incurred for the purpose of distributing the same to the partners of Owner. The term "balloon payments," as used in this

Agreement, shall mean any repayments or prepayments of principal in any given Fiscal Year (regardless of whether the borrower is permitted or obligated to make same) to the extent that such repayments or prepayments exceed five percent (5%) per year of the outstanding principal amount of such indebtedness as of the date of full disbursement thereof to the borrower thereunder.

     "Refinanced Principal Amount" shall mean that portion of the principal
      ---------------------------
amount of indebtedness incurred by Owner to refinance the debt outstanding under the Loan Agreement as shall be equal to the sum, of: (a) the Operative Principal Amount, plus (b) commercially reasonable transaction costs and loan origination fees relating to such refinancing, but only to the extent such costs and fees do not exceed, in the aggregate, two percent (2%) of the Operative Principal Amount.

     "Renewal Term" or "Renewal Terms" shall have the meaning ascribed to it in
      ------------      -------------
Section 4.01.

     "Repairs and Equipment Reserve" shall have the meaning ascribed to it in
      -----------------------------
Section 7.02 A.

     "Repairs and Equipment Estimate" shall have the meaning ascribed to it in
      ------------------------------
Section 7.02 D.

     "Reserve" shall have the meaning ascribed to it in Section 7.02 A.
      -------

     "Residence Inn System Fee" shall mean an amount paid to Manager for the
      ------------------------
following services hereunder: divisional financial services; product planning and development; employee planning; protection of the "Marriott Residence Inn" "Residence Inn by Marriott," and "Residence Inn" trade names, trademarks, logos and service marks; and the services of Manager's technical and operational experts making periodic inspection and consultation visits to the Inns (but not the services of the personnel of the Architecture and Construction Division of Marriott providing architectural, technical or procurement services for any Inn, which shall be treated as a Deduction described in subsection 6 of the definition of "Operating Profit"). Such amount shall be equal, during any given Fiscal Year (or portion thereof), to four percent (4%) of Suite Revenues.

     "Revenue Data Publication" shall mean Smith's STAR Report, a monthly
      ------------------------
publication distributed by Smith Travel Research, Inc. of Gallatin, Tennessee, or an alternative source, reasonably satisfactory to both parties, of data regarding the Revenue Per Available Room of hotels in the general trade area of the Inn. If such Smith's STAR Report is discontinued in the future, or ceases (in the reasonable opinion of either Lessee or Manager) to be a satisfactory source of data regarding the Revenue Per Available Room of various hotels in the general trade area of the Inn, Manager shall select an alternative source for such data, subject to Lessee's approval. If the parties fail to agree on such alternative source within a reasonable period of time, the matter shall be resolved by the Expert in accordance with the provisions of Section 19.10.

     "Revenue Index" shall mean that fraction that is equal to (a) the Revenue
      -------------
Per Available Room for the Inn divided by (b) the Average Revenue Per Available Room for the hotels in the Competitive Set for such Inn, as set forth in the Revenue Data Publication. Appropriate adjustments to the Revenue Index shall be made in the event of a major renovation of the Inn.

     "Revenue Index Threshold" shall mean a fraction equal to one hundred (100)
      -----------------------
divided by one hundred (100), or 1.00 as a decimal. However, if the entry of one or more hotels into the Competitive Set for an Inn (or the removal of one or more hotels from the Competitive Set for an Inn) causes significant variations in the Revenue Index that do not reflect the Inn's true position in the relevant market, appropriate adjustments shall be made to the Revenue Index Threshold by mutual consent of Lessee and Manager.

     "Revenue Per Available Room" shall mean (i) the term "revenue per available
      --------------------------
room" as defined by the Revenue Data Publication, or (ii) if the Revenue Data Publication is no longer being used (as more particularly set forth in the definition of "Revenue Data Publication"), the aggregate gross room revenues of the hotel in question for a given period of time divided by the total room nights for such period. If clause (ii) of the preceding sentence is being used, a "room" shall be an available inn guestroom that is keyed as a single unit.

     "Sale of an Inn" or "Sale of the Inns" shall mean any sale, assignment,
      --------------      ----------------
transfer or other disposition, for value or otherwise, voluntary or involuntary, of Owner's and/or Lessee's title to one or more of the Inns and/or the Sites (either fee or leasehold title, as the case may be). For purposes of this Agreement, a "Sale of the Inn" shall also include (i) a lease (or sublease) of the Inns or Sites and (ii) any sale, transfer, or other disposition, for value or otherwise, in a single transaction or a series of related transactions, of the controlling interest in Owner or Lessee. The phrase "controlling interest" shall mean the right (through equity ownership, by contract, or by any other arrangement) to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of Owner or Lessee, as the case may be, or, if Owner or Lessee is a partnership, of the general partner (or managing partner, if more than one) of Owner or Lessee, as the case may be. Notwithstanding the foregoing, the term "Sale of the Inns" shall not be deemed or construed to include (i) any transfer, conversion or exchange of publicly-held or publicly-traded securities of Owner's ultimate parent entity, by operation of law or otherwise, or any issuance of additional securities of Owner's ultimate parent entity; (ii) any sale, assignment, transfer or other disposition of the Inn or the Site by Owner or Lessee to an Affiliate of Owner, provided that, a subsequent sale, assignment, transfer, lease, sublease or other disposition of the Inns or Sites by or a change in "controlling interest" of such Affiliate would constitute a "Sale of the Inns";
(iii) a collateral assignment intended to provide security for a loan; or (iv) the lease of the Inns by Owner to Lessee under the Hotel Lease; provided that, with respect to clauses (i) and (ii) of this sentence, if Manager believes (and so states in writing to Lessee) that any one or more of the following is true:
(a) that the proposed purchaser is engaged in the business of operating (as distinguished from owning or financing) hotels or other lodging facilities in competition with Manager, Marriott or any Marriott Affiliate; (b) that the proposed purchaser is known as being of bad moral character or is in control of or controlled by persons known as being of bad moral character, or (c) that the financial condition and prospects of the proposed purchaser are not adequate to discharge the obligations of Lessee under this Agreement, Manager shall have the right to terminate this Agreement, by written notice to Lessee, with respect to such Inn or Inns.

     "Second Priority Return" shall mean an annual non-cumulative amount
      ----------------------
retained by Lessee out of certain portions of Operating Profit, as set forth in
Section 5.02 hereof, equal to five percent (5%) of the balance from time to time, of:

     (i)  the Capital Contributions; plus

     (ii) any Additional Inn Investments made prior to the Execution Date; less
                                                                           ----

     (iii) cumulative distributions to the partners of Owner of Net Sales Proceeds and Net Refinancing Proceeds;

     provided, however, that upon the Termination of this Agreement with respect to a given Inn or Inns (whether in connection with the Sale of the Inn or Inns, or pursuant to other applicable provisions of this Agreement), the Second Priority Return, as used thereafter, shall be reduced by the applicable percentage for such Inn or Inns, as set forth in Exhibit "D" hereto
                -----------

     "Site" or "Sites" refer individually or collectively to the parcels of land
      ----
whose addresses are set forth on Exhibit A attached hereto and incorporated
                                 ---------
herein.

     "Stipulated Debt Service" shall mean, as to any Fiscal Year (prorated for
      -----------------------
portions thereof) prior to the Maturity Date, the amount of Fifteen Million Three Hundred Thousand Dollars ($15,300,000); as to any Fiscal Year (prorated for portions thereof) after the Maturity Date, the Actual Debt Service; provided, however, that upon the Termination of this Agreement with respect to a given Inn or Inns (whether in connection with the Sale of the Inn or Inns, or pursuant to applicable other provisions of this Agreement), the Stipulated Debt Service shall be reduced by the pro rata portion thereof attributable to such Inn or Inns, as set forth on Exhibit "B" hereto (after the Maturity Date, only
                             -----------
the percentages shown in the third column will be used).

     "Suite Revenues" shall mean that portion of the Gross Revenues of any Inn,
      --------------
or of all of the Inns, which is attributable to the rental of guest suites.

     "System" shall mean all inns which are operated under the "Residence Inn by
      ------
Marriott," "Residence Inn" or "Marriott Residence Inn" trade names.

     "Term Loan" shall mean the term loans provided by Lender to Owner.
      ---------

     "Termination" shall mean the expiration or sooner cessation of the
      -----------
Agreement with respect to a given Inn or Inns.

     "Total Original Cost" shall mean the amount of one Hundred Seventy-eight
      -------------------
Million Seven Hundred Fifty Thousand Dollars ($178,750,000).

     "Trade Names" shall have the meaning ascribed in Section 9.01.
      -----------

     "Uniform System of Accounts" shall mean the Uniform System of Accounts for
      --------------------------
Hotels, Ninth Revised Edition, 1996, as published by the Hotel Association of New York City, Inc.

     "Working Capital" shall mean funds which are reasonably necessary for the
      ---------------
day-to-day operation of the business of the Inns, including, without limitation, amounts sufficient for the maintenance of change and petty cash funds, operating bank accounts, receivables, payrolls, prepaid expenses and funds required to maintain Inventories, less accounts payable and accrued current liabilities.

                                END OF ARTICLE I

                                   ARTICLE II

                             APPOINTMENT OF MANAGER
                             ----------------------

     2.01 Appointment
          -----------

     Lessee hereby appoints and employs Manager as Lessee's exclusive agent to supervise, direct and control the management and operation of the Inns for the term provided in Article IV. Manager accepts said appointment and agrees to manage the Inns during their respective Inn Terms in accordance with the terms and conditions hereinafter set forth. The performance of all activities by Manager hereunder shall be for the account of Lessee. Manager may not delegate its duties hereunder except to a Marriott Affiliate which satisfies the requirements of Section 17.01 A 1 hereof.

     2.02 Delegation of Authority
          -----------------------

     The operations of the Inns shall be under the exclusive supervision and control of Manager which, except as otherwise specifically provided in the Agreement, shall be responsible for the proper and efficient operation of the Inns. Manager shall have discretion and control, free from interference, interruption or disturbance, in all matters relating to management and operation of each Inn, including, without limitation, charges for rooms and commercial space, credit policies, food and beverage services, employment policies, granting of concessions or leasing of shops and agencies within each Inn, receipt, holding and disbursement of funds, maintenance of bank accounts, procurement of Inventories, supplies and services, promotion and publicity and, generally, all activities necessary for operation of the Inns. Manager shall be entitled to contract with companies that are Marriott Affiliates (or companies in which Manager has an ownership interest if such interest is not sufficient to make such a company a Marriott Affiliate) to provide goods and/or services to the Hotel; provided that the prices and/or terms for such goods and/or services are competitive. Additionally, Manager may contract for the purchase of goods and services for the Hotel with third parties that have other contractual relationships with Manager and Marriott Affiliates, so long as the prices and terms are competitive. In determining, pursuant to the foregoing, whether such prices and/or terms are competitive, they will be compared to the prices and/or terms which would be available from reputable and qualified parties for goods and/or services of similar quality, and the goods and/or services which are being purchased shall be grouped in reasonable categories, rather than being compared item by item. The prices paid may include overhead and the allowance of a reasonable return to Marriott Affiliates (or companies in which Manager has an ownership interest if such interest is not sufficient to make such a company a Marriott Affiliate). Owner acknowledges and agrees that, with respect to any purchases of goods or services pursuant to this
Section 2.02 and subject to the foregoing qualification that prices and/or terms are competitive, Marriott Affiliates may retain as part of the reasonable return those allowances, credits, rebates, commissions and discounts received with respect to any such purchases, provided that, such allowances, credits, rebates, commissions and discounts that are in excess of the reasonable return shall be paid or credited to Lessee.

     2.03 Licenses and Permits
          --------------------

     A. Lessee agrees upon request by Manager to sign promptly and without charge applications for licenses, permits or other instruments necessary for operation of each Inn, which applications shall be prepared by Manager as necessary from time to time.

     B. Manager shall have the option to terminate the Agreement with respect to a given Inn, at any time, upon one hundred twenty (120) days' written notice to Owner, in the event of a withdrawal or revocation, by any lawful governing body having jurisdiction thereof, of any license or permit that materially affects the operation of the Inn provided: (i) such withdrawal or revocation is not the fault of Manager, but rather is due to circumstances beyond Manager's reasonable control; (ii) all applicable appeals to higher governmental authorities regarding such withdrawal or revocation have been exhausted; and (iii) Manager has made every reasonable effort to obtain a substitute license or permit that would allow for the continued operation of such Inn as a first-class facility.

     2.04 Non-Discrimination
          ------------------

     The parties recognize that Manager, Marriott and Marriott Affiliates either own or manage other hotels and inns. Certain of these hotels and inns, now or in the future, may be located within the general geographical area of one or more of the Inns. Manager shall institute reasonable internal controls and procedures to ensure that no favoritism shall be accorded to such other hotels or inns on the basis of the ownership thereof and that, at all times during the term of this Agreement, Manager will operate the various hotels or inns under its management, including the Inns, in a non-discriminatory manner.

                                END OF ARTICLE II

                                   ARTICLE III

                              OWNERSHIP OF THE INNS
                              ---------------------

     3.01 Ownership of the Inns
          ---------------------

     A. Lessee hereby covenants that it will have, keep, and maintain its leasehold interest, and that it will cause Owner to keep and maintain its fee title, to each Site and each Inn free and clear of any and all liens, encumbrances or other charges, except as follows:

          1. Easements or other encumbrances (other than those described in subsections 2, 3 and 4 hereof) that do not materially adversely affect the operation of any Inn by Manager, including, without limitation, any encumbrances or other defects of title subject to which title was conveyed to Owner under the terms of the Purchase Agreement and as listed on Exhibit F;

          2. Mortgages, deeds of trust, similar security instruments or like instruments ("Mortgages") which: (i) contain a provision reasonably acceptable to Manager's counsel that this Agreement will not be subject to forfeiture or Termination other than in accordance with the terms hereof, notwithstanding a default under such Mortgage; and either (ii) secure either (x) any indebtedness on which all or a portion of the payments constitute Qualifying Debt Service, or
(y) debt incurred for distribution to the partners of Owner; or (iii) secure any amount due under the Loan Agreement;

          3. Liens for taxes, assessments, levies or other public charges not yet due or that are being contested in good faith; and

          4. Liens, encumbrances, or other charges resulting from Manager's acts.

     B. Provided Manager is not in monetary default under this Agreement, Lessee shall pay and discharge, or cause Owner to pay and discharge (whichever is applicable), on or before the due date, any and all installments of principal and interest due and payable upon any Mortgage described in this Section (including, without limitation, any amounts owed under the Loan Agreement) and shall indemnify Manager from and against all claims, litigation and damages (other than damages representing Manager's lost profits) arising from the failure to make such payments as and when required.

                               END OF ARTICLE III

                                   ARTICLE IV

                                      TERM
                                      ----

     4.01 Term
          ----

     A. The term of this Agreement shall be from the Effective Date to the expiration of the Inn Term (as defined in subsection B below) for the last Inn to which this Agreement applies.

     B. With respect to each Inn, the "Inn Term" shall consist of an "Initial Term" and the "Renewal Term(s)". The "Initial Term" shall begin on the Effective Date and shall continue until December 28, 2007. Each Inn Term may thereafter be renewed by Manager, at its sole option, (on the same terms and conditions contained herein, except as set forth in the final sentence of this Section 4.01B), for each of five (5) successive periods of ten (10) Fiscal Years each ("Renewal Terms"), provided that (i) Manager exercises its renewal option with respect to at least eighty percent (80%) of the Inns that have not been previously terminated hereunder that either (a) meet the then-current brand standards employed for the System or (b) are subject to property improvement programs reasonably required by Manager, and (ii) an "event of default" by Manager has not occurred under Section 15.01 hereof (or, if such an "event of default" has occurred, that it is being cured in accordance with the provisions of Section 15.01 or 15.02 hereof). If Manager elects to exercise such option to renew as to any or all of the Inns, it shall give Owner notice to that effect at least eighteen (18) months prior to the expiration of the then current Inn Term with respect to such Inn or Inns. If Manager does not elect to renew the term of this Agreement, as to one or more of the Inns, on the expiration of the then current Inn Term with respect to such Inn or Inns, Manager shall continue to manage such Inn or Inns during the final eighteen (18) months of their respective Inn Terms, unless, during such eighteen (18) month period, Owner effects a sale of such Inn or Inns or secures a new manager therefor, in which case the respective Inn Terms of such affected Inns shall be prematurely terminated, as of the date of such sale or the effective date of such new management contract. In the event Manager elects to renew as to some, but not all, of the Inns, the adjustments described in subsections B through E of Section 18.03 shall be made to this Agreement. Manager agrees that (i) upon completion of the current 10-year plan improvements outlined on Exhibit G hereto all of the Inns
                                              ---------
subject thereto will be deemed to comply with the brand standards generally employed for the System that are current as of the end of the Initial Term, and
(ii) to the extent any of the Inns subject to the current 10-year plan improvements have not been completed, but are in compliance with such plan improvements, such Inns will be deemed to comply with the brand standards generally employed for the System that are current as of the end of the Initial Term.

     4.02 Performance Termination
          -----------------------

     A. 1. Commencing with the Effective Date and continuing until the end of Fiscal Year 2003, subject to the provisions of Section 4.02 B and C below, Lessee shall have the option to terminate this Agreement with respect to all of the Inns if, with respect to any three (3) consecutive Fiscal Years during the aforementioned period, the average of the Operating Profit (computed, for purposes of this Section 4.02 A only, without deducting any Impositions) for all of the Inns does not equal or exceed eight percent (8%) of the sum total of (i) the Total Original Cost, and (ii) any Additional Inn Investments previously made with respect to any Inn.

     2. Commencing with Fiscal Year 2004 and continuing until the end of the term of this Agreement, subject to the provisions of Section 4.02 B and C below, Lessee shall have the option to terminate this Agreement with respect to all of the Inns if, with respect to any two (2) consecutive Fiscal Years during the aforementioned period:

          (i) The average Operating Profit computed for purposes of this Section 4.02A only, (without deducting any Impositions) for all of the Inns does not equal or exceed eight percent (8%) of the sum total of (i) the Total Original Cost, and (ii) any Additional Inn Investments previously made with respect to any Inn; and

          (ii) The Average Revenue Index for all of the Inns during each such Fiscal Year is less than the Average Revenue Index Threshold for such Fiscal Year.

     B. Such option to terminate shall be exercised by serving written notice thereof on Manager no later than sixty (60) days after the receipt by Lessee of the annual accounting under Section 8.01 hereof for such second or third consecutive Fiscal Year, as the case may be. Such notice shall state the basis on which Lessee asserts the right of termination and shall show all mathematical calculations constituting the basis therefor. If Manager does not elect to avoid termination pursuant to Section 4.02 C below, this Agreement shall terminate as of the end of the second full Accounting Period following the date on which Manager receives Lessee's written notice of its intent to terminate this Agreement. Lessee's failure to exercise its right to terminate this Agreement pursuant to Section 4.02 A during any given Fiscal Year shall not be deemed an estoppel or waiver of Lessee's right to terminate this Agreement as to subsequent Fiscal Years to which this Section may apply.

     C. Upon receipt of Lessee's written notice of termination under Section
4.02 B, Manager shall have the option, to be exercised within sixty (60) days after receipt of said notice, to avoid such termination by advancing to Lessee the amount of any deficiency described in Section 4.02 A. If Manager exercises such option, then the foregoing Lessee's election to terminate this Agreement under Section 4.02 A shall be cancelled and of no force or effect and this Agreement not terminate. Such cancellation, however, shall not affect the right of Lessee, as to each subsequent Fiscal Year to which Section 4.02 A applies, to again elect to terminate this Agreement pursuant to the provisions of Section 4.02 A (which subsequent election shall again be subject to Manager's rights under this
Section 4.02 C). If Manager does not exercise its option to make the advance permitted by this Section 4.02 C, then this Agreement shall be terminated as of the date set forth in Section 4.02 B. Amounts advanced by Manager pursuant to this Section 4.02 C and in connection with a deficiency that has occurred under
Section 4.01 A.1 shall be recovered by Manager, without interest, in subsequent Fiscal Years, in the same manner and with the same priority as Contingent Management Fees (IMF). Amounts advanced by Manager pursuant to this Section 4.02 C and in connection with a deficiency that has occurred under Section 4.01 A.2 shall not be recovered by Manager.

     4.03 Actions to be Taken on Termination
          ----------------------------------

     Upon a Termination of this Agreement with respect to any one or more of the Inns, the following shall be applicable:

     A. Manager shall prepare a final accounting statement with respect to such Inn or Inns, as more particularly described in Section 8.01 hereof, dated as of the date of Termination. Within thirty (30) days of the receipt by Lessee of such final accounting statement, the parties will make whatever cash adjustments are necessary pursuant to such final statement. The cost of preparing such final accounting statement shall be a Deduction, unless the Termination occurs as a result of a default by either party, in which case the defaulting party shall pay such cost.

     B. Manager shall release and transfer to Lessee any of Lessee's funds which are held or controlled by Manager with respect to such Inn or Inns.

     C. Manager shall make available to Lessee such books and records respecting such Inn or Inns (including those from prior years, subject to Manager's reasonable records retention policies) as will be needed by Lessee to prepare the accounting statements, in accordance with the Uniform System of Accounts, for such Inn or Inns for the year in which the Termination occurs and for any subsequent year.

     D. Manager shall (to the extent permitted by law) assign to Lessee or to the new manager all operating licenses and permits for such Inn or Inns which have been issued in Manager's name (including liquor and restaurant licenses, if any); provided that, if Manager has expended any of its own funds in the acquisition of any of such licenses or permits, Lessee shall reimburse Manager therefor if it has not done so already.

     E. Appropriate adjustments shall be made regarding the application of this Agreement to any remaining Inns, such as, but not limited to, those adjustments described in Section 18.02 and 7.02 F, and the re-computation of Stipulated Debt Service and Operating Profit Objective as described in the definitions of those terms in Article I hereof.

     F. Various other actions shall be taken, as described in this Agreement, including, but not limited to, the actions described in Sections 6.01, 13.01 C,
9.02 and 11.04.

     G. Manager shall peacefully vacate and surrender such Inn or Inns' to Lessee.

                                END OF ARTICLE IV

                                    ARTICLE V

                             COMPENSATION OF MANAGER
                             -----------------------

     5.01 Management Fee
          ---------------

     In consideration of services to be performed during the term of this Agreement, Manager shall, subject to the provisions of Section 5.02 hereof, be paid the sum of the following as its management fee:

     (a) the Base Management Fee; plus

     (b) the Residence Inn System Fee; plus

     (c) the Incentive Management Fee.

The Incentive Management Fee will be payable based on Operating Profit, as set forth in Section 5.02 hereof. Any Incentive Management Fees which become Contingent Management Fees (IMF) shall be payable as provided in Section 5.02 and 5.03 hereof. The Base Management Fee and the Residence Inn System Fee shall be payable based on Suite Revenues, and shall not be subject to limitations based on the amount of Operating Profit.

     5.02 Payment of Management Fees Based on Operating Profit
          ----------------------------------------------------

     Any Incentive Management Fee and Contingent Management Fee (IMF) the payment of which is based on Operating Profit shall, in each Fiscal Year (and with respect to each Accounting Period within each such Fiscal Year) as more particularly described in Section 5.04 hereof), be payable in accordance with the following sequence of computations:

     A. First, Lessee shall retain any Operating Profit until Lessee has received (to the extent of Operating Profit in that Fiscal Year) the Qualifying Debt Service (which shall be prorated among the Accounting Periods within any given Fiscal Year).

     B. Second, Lessee shall retain the remaining balance of Operating Profit until Lessee has received (to the extent of Operating Profit in that Fiscal
Year) its First Priority Return (which shall be prorated among the Accounting Periods within any given Fiscal Year).

     C. Intentionally Deleted.
        ---------------------

     D. Intentionally Deleted.
        ---------------------

     E. Fifth, the remaining balance of Operating Profit shall be divided into two (2) equal halves, one-half to be retained by Lessee and the other half to be paid to Manager, until the one-half retained by Lessee and the one-half paid to Manager are each (separately) equal to the Second Priority Return (which shall be prorated among the Accounting Periods within any given Fiscal Year) at which point payments under this subsection E, shall cease and any remaining balance of Operating Profit shall be paid in accordance with subsections F and G below. The one-half paid to Manager under this subsection E shall be applied to the payment (in sequence) of the Incentive Management Fee for the current Fiscal Year and any Contingent Management Fee (IMF). Notwithstanding any other provisions hereof, the amount paid to Manager under this subsection E shall in no event exceed the Incentive Management Fee for the current Fiscal Year and any Contingent Management Fees (IMF).

     F. Sixth, the remaining balance of Operating Profit shall be divided into two portions: (i) seventy-five percent (75%) of such balance shall be paid to Manager, and (ii) twenty-five percent (25%) shall be retained by Lessee. The 75% portion paid to Manager under this subsection F shall be applied to the payment (in sequence) of the balance of the Incentive Management Fee for the current Fiscal Year and the balance of any Contingent Management Fees (IMF). Notwithstanding any other provisions hereof, the amount paid to Manager under this subsection F, when added to the amount paid to Manager under subsection E above, shall in no event exceed the balance of the Incentive Management Fees for the current Fiscal Year and the balance of any Contingent Management Fees (IMF).

     G. Seventh, any remaining balance of Operating Profit shall be retained by Lessee.

     5.03 Payment of Management Fee from Net Sales Proceeds and Net Refinancing
          ---------------------------------------------------------------------
          Proceeds.
          ---------

     In the event that Owner, from time to time during the term of this Agreement, realizes Net Sales Proceeds or Net Refinancing Proceeds and, at that time, there exist any unpaid (i) Incentive Management Fees or (ii) Contingent Management Fees (IMF), such unpaid management fees shall be paid, to the maximum extent possible, to Manager out of such Net Sales Proceeds or Net Refinancing Proceeds, as the case may be.

     5.04 Accounting and Interim Payment
          ------------------------------

     A. Within twenty (20) days after the close of each Accounting Period, Manager shall submit an interim accounting to Lessee showing Gross Revenues, Suite Revenues, Deductions, Operating Profit, and applications thereof with respect to the Inns, and an operating balance sheet for each Inn. Manager shall transfer with each accounting any interim amounts due Lessee and shall retain any interim amounts due Manager, (as described in Section 5.01 hereof). Each accounting will be prepared on a consolidated basis and on an individual Inn basis.

     B. Calculations and payments of the Incentive Management Fee, the Base Management Fee, the Residence Inn System Fee, and applications of Operating Profit made with respect to each Accounting Period within a Fiscal Year shall be accounted for cumulatively. Within the Partnership Filing Period, Manager shall submit an accounting to Lessee, as more fully described in Section 8.01, for the immediately preceding Fiscal Year, which accounting shall be controlling over the interim accountings. Any adjustment as required by the Fiscal Year accounting shall be made by cash payments within five (5) business days of the receipt by Lessee of such final accounting. No adjustment shall be made for any Operating Loss in a preceding or subsequent Fiscal Year.

     C. If the Operating Profit for any Fiscal Year exceeds the Operating Profit Objective, Manager shall be entitled to an Incentive Management Fee of twenty percent (20%) of Operating Profit for that entire Fiscal Year, and appropriate year-end adjustments shall be made if the interim cumulative accountings for that Fiscal Year were based on the Incentive Management Fee being fifteen percent (15%) of Operating Profit. Beginning with the first Accounting Period in the next succeeding Fiscal Year, and continuing during all Accounting Periods for the remainder of such next succeeding Fiscal Year, Manager shall be entitled to perform the above-described interim cumulative accountings on the assumption that the Incentive Management Fee for that entire Fiscal Year will be twenty percent (20%) of Operating Profit; subject, however, to appropriate year-end adjustments if the final accounting pursuant to Section 8.01 hereof for any such Fiscal Year shows that in fact the Operating Profit Objective was not exceeded during such Fiscal Year, and that therefore the Incentive Management Fee for that Fiscal Year is fifteen percent (15%) of Operating Profit. In all subsequent Fiscal Years, Manager shall be entitled to perform the above-described interim cumulative accountings on the assumption that the Incentive Management Fee will be twenty percent (20%) of Operating Profit if, and only if, the Incentive Management Fee for the immediately preceding Fiscal Year was in fact twenty percent (20%) of Operating Profit; otherwise, such interim cumulative accountings will be performed on the assumption that the Incentive Management Fee will be fifteen percent (15%) of Operating Profit; regardless of which assumption is used, appropriate year-end adjustments will be made if such assumption proves to be incorrect.

                                END OF ARTICLE V

                                   ARTICLE VI

                    WORKING CAPITAL AND FIXED ASSET SUPPLIES
                    ----------------------------------------

     6.01 Working Capital
          ---------------

     The parties recognize that the seller under the Purchase Agreement sold to the Owner, who in turn provided to the Manager, as agent, the initial Working Capital for the Inns. Manager believes that the current level of Working Capital should be reasonably sufficient for each Inn to operate as a fully functioning business as of the Execution Date. Lessee shall from time to time thereafter promptly advance, upon five (5) days written request of Manager, any additional funds necessary to maintain Working Capital at levels reasonably determined by Manager to be necessary to satisfy the needs of each Inn as its operation may from time to time require. Funds so advanced for Working Capital shall be utilized by Manager on behalf of Lessee for the purposes of this Agreement pursuant to cash management policies established for the System, but Lessee shall be the beneficial owner of all such funds throughout the term of this Agreement. Upon Termination with respect to any Inn or Inns, Manager shall return to Lessee any unused Working Capital, except for Inventories purchased by Manager pursuant to Section 9.02.

     6.02 Fixed Asset Supplies
          --------------------

     The parties recognize that the seller under the Purchase Agreement sold to the Owner, who in turn provided to the Manager, as agent, the initial Fixed Asset Supplies for the Inns. Manager believes that the current level of Fixed Asset Supplies should be reasonably sufficient for each Inn to operate as a fully functioning business as of the Execution Date. Lessee shall from time to time thereafter promptly advance, upon thirty (30) days request of Manager, any additional funds necessary to maintain Fixed Asset Supplies at levels determined by Manager to be necessary to satisfy the needs of each Inn as its operation may from time to time require.

Fixed Asset Supplies shall remain the property of Lessee throughout the term of the Agreement except for Fixed Asset Supplies purchased by Manager pursuant to
Section 9.02.

                                END OF ARTICLE VI

                                   ARTICLE VII

                      REPAIRS, MAINTENANCE AND REPLACEMENTS
                      -------------------------------------

     7.01 Routine Repairs and Maintenance
          -------------------------------

     Manager shall maintain each Inn in good repair and condition and in conformity with applicable laws and regulations and shall make or cause to be made such routine maintenance, repairs and minor alterations, the cost of which can be expensed under generally accepted accounting principles, as it, from time to time, deems necessary for such purposes. The cost of such maintenance, repairs and alterations shall be paid from Gross Revenues and shall be treated as a Deduction in determining Operating Profit.

     7.02 Repairs and Equipment Reserve
          -----------------------------

     A. Manager shall establish, on a consolidated basis (or on such other basis as may be reasonably required by lenders providing financing to Lessee or Owner with respect to the Inns), an escrow reserve account ("Repairs and Equipment Reserve" or the "Reserve"), in a bank or similar institution reasonably acceptable to both Manager and Lessee, to cover the cost of:

          1. Replacements and renewals related solely to the FF&E of the Inns;
and

          2. Certain routine repairs and maintenance to each Inn's building which are normally capitalized under generally accepted accounting principles, such as exterior and interior repainting; resurfacing building walls, floors, roofs and parking areas; buying or leasing replacement vehicles; and replacing folding walls and the like, but which are not major repairs, alterations, improvements, renewals or replacements to such building's structure or to its mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation systems, the cost of which are to be paid by Lessee under Section 7.03, rather than from the Reserve.

     B. Each Fiscal Year, subject to the provisions of subsection E, below, Manager shall transfer into the Reserve an amount equal to five percent (5%) of Gross Revenues. Transfers into the Reserve shall be made at the time of each interim accounting described in Section 5.04 A hereof. Any amounts held in the Reserve may be applied, as between the Inns, without regard to the source of such amounts, provided that such application satisfies the requirements of this
Article VII. All amounts transferred to the Reserve shall be deducted from Gross Revenues in determining Operating Profit and shall be deposited in the special Reserve account described in Section 7.02A hereof.

     C. Manager shall from time to time make such (1) replacements and renewals to the FF&E of the Inns, and (2) repairs to each Inn building of the nature described in Section 7.02 A 2, as it deems necessary, up to the balance in the Repairs and Equipment Reserve. No expenditures will be made in excess of said balance without the approval of Lessee. Additionally, with respect to renovation projects in excess of $500,000 at an Inn, Lessee shall have the right to designate a contractor that Manager must allow to bid on such project and whose bid Manager must consider in good faith in selecting the contractor. At the end of each Fiscal Year, any amounts remaining in the Repairs and Equipment Reserve shall be carried forward to the next Fiscal Year. Proceeds from the sale of FF&E no longer necessary to the operation of each Inn shall be added to the Reserve. The Reserve will be kept in an interest bearing account, and any interest which accrues thereon shall be retained in the Reserve. Neither (i) proceeds from the disposition of FF&E, nor (ii) interest which accrues on amounts held in the Reserve, shall (a) result in any reduction in the required contributions to the Reserve set forth in subsection B above, nor (b) be included in Gross Revenues.

     D. Manager shall prepare an estimate ("Repairs and Equipment Estimate") of the expenditures necessary for (1) replacements and renewals to the FF&E of the Inns, and (2) repairs to each Inn building of the nature described in Section
7.02 A 2, during the ensuing Fiscal Year and shall submit such Repairs and Equipment Estimate to Lessee at the same time it submits the Annual Operating Projection described in Section 8.03. Lessee shall have the right to approve the Repairs and Equipment Estimate with respect to individual expenditures of $10,000 or more. With respect to individual expenditures of less than $10,000, Lessee shall have the right to approve the aggregate amount of all such expenditures on an Inn by Inn basis. Disputes regarding the Repairs and Equipment Estimate will be resolved by the Expert in accordance with the provisions of Section 19.10. The Repairs and Equipment Estimate shall be prepared on a consolidating basis showing proposed expenditures as to each Inn. It shall also indicate the estimated time schedule for making such replacements and renewals.

     E. The percentage contributions for the Repairs and Equipment Reserve described in Section 7.02 B are estimates based upon Manager's prior experience. As each Inn ages, these percentages may not be sufficient to keep the Reserve at the levels necessary to make the replacements and renewals to the FF&E of such Inn, or to make the repairs to such Inn building of the nature described in
Section 7.02 A 2, which are required to maintain such Inn as a first-class facility. If the Repairs and Equipment Estimate prepared in good faith by Manager exceeds the available funds in the Repairs and Equipment Reserve, Lessee will:

          1. Agree to increase the annual percentage in Section 7.02 B to provide the additional funds required, or

          2. Arrange to obtain outside financing for the additional funds required, in which event the principal and interest payments on such financing shall constitute Deductions in determining Operating Profit, or

          3. Provide the additional funds required; in which case, such amounts (plus interest at the Prime Rate plus one percent (1%) per annum) shall be repaid to Lessee from Gross Revenues in equal installments over the period of the next sixty-five (65) Accounting Periods, and such installment repayments shall be Deductions.

     A failure or refusal by Lessee to agree to either 1, 2 or 3 above within a sixty (60) day period after Manager's request therefor shall entitle Manager, within sixty (60) days after such failure or refusal, to notify Lessee that it will terminate this Agreement, as to those Inns as to which agreement was not reached, as of a date six (6) months after the date of Manager's notice. If Manager does not so notify Lessee, it shall continue to manage the Inns in question, as provided under this Agreement, without the aforesaid increase in the percentage contribution to the Reserve.

     F. Upon Termination of this Agreement with respect to any one or more of the Inns, whether pursuant to 7.02 E above or pursuant to other provisions of this Agreement, a portion of the Reserve shall be released from the Reserve and paid to Lessee; such portion shall be computed by multiplying the amount then in the Reserve by a fraction, the numerator of which shall be the Gross Revenues attributable to the Inn or Inns which are the subject of Termination for the most recently concluded Fiscal Year and the denominator of which shall be all Gross Revenues for the same Fiscal Year.

     7.03 Building Alterations, Improvements, Renewals, Replacements
          ----------------------------------------------------------

     A. Manager shall prepare an annual estimate of the expenses necessary for major repairs, alterations, improvements, renewals and replacements (which repairs, alterations, improvements, renewals and replacements are not among those referred to in Section 7.02 A 2) to the structural, mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation elements of each of the Inn buildings ("Building Estimate") and shall submit such Building Estimate to Lessee for its approval at the same time the Annual Operating Projection is submitted. The Building Estimate shall be prepared on a consolidating basis showing proposed expenditures as to each Inn. With respect to major repairs, alterations, improvements, renewals, or replacements in excess of $500,000 at an Inn, Lessee shall have the right to designate a contractor that Manager must allow to bid on such project and whose bid Manager must consider in good faith in selecting the contractor. Manager shall not make any expenditures for such purposes without the prior written consent of Lessee. However, if major repairs, alterations, improvements, renewals or replacements to any Inn are required by reason of any law, ordinance, regulation or order of a competent government authority, or are otherwise required for the continued safe and orderly operation of such Inn, Manager shall immediately give Lessee notice thereof and shall be authorized (but not obligated) to take appropriate remedial action without such approval if Lessee does not act; provided that Manager shall in no event act without obtaining Lessee's prior consent if the cost of such remedial action exceeds, for any given Inn, four percent (4%) of such Inn's annual Gross Revenues. Lessee shall bear the cost of all such alterations, improvements, renewals or replacements by either:

          1. Providing outside financing for the additional funds required, in which event the principal and interest payments on such financing shall constitute Qualifying Debt Service, or

          2. Providing the additional funds required, which amounts shall be treated as Additional Inn Investments hereunder.

     B. If Lessee does not approve the Building Estimate as to one or more or all of the Inns within sixty (60) days after it has been submitted, Manager may, within sixty (60) days after the end of said sixty-day period, notify Lessee that it will terminate this Agreement as to those Inns as to which agreement was not reached as of a date six (6) months after the date of Manager's notice. If Manager does not so notify Lessee, it shall continue to manage the Inns in question, as provided under this Agreement, without making any expenditures in the Building Estimate that were not approved.

     7.04 Liens
          -----

Manager and Lessee shall use their best efforts to prevent any liens from being filed against any Inn which arise from any maintenance, repairs, alterations, improvements; renewals or replacements in or to such Inn. They shall cooperate fully in obtaining the release of any such liens, and the cost thereof, if the lien was not occasioned by the fault of either party, shall be treated the same as the cost of the matter to which it relates. If the lien arises as a result of the fault of either party, then the party at fault shall bear the cost of obtaining the lien release.

     7.05 Ownership of Replacements
          -------------------------

     All repairs, alterations, improvements, renewals or replacements made pursuant to Article VII, and all amounts kept in the Reserve, shall be the property of Lessee.

     7.06 Design Specifications
          ---------------------

     Subject to brand design standards generally employed for the System, with respect to any capital expenditure programs submitted to Owner by Manager, Owner shall have the right to choose in its reasonable discretion one prototype package for such capital expenditure program from the variety of standard prototype packages available to complete such program. With respect to custom design packages that fall outside the scope of the then-current brand design standards and prototype packages generally employed for the System, Lessee and Manager must mutually agree upon the details of such custom design packages, including design specifications.

                               END OF ARTICLE VII

                                  ARTICLE VIII

                          BOOKKEEPING AND BANK ACCOUNTS
                          -----------------------------

     8.01 Books and Records
          -----------------

     A. Books of control and account shall be kept on the accrual basis and in material respects in accordance with the Uniform System of Accounts, with the exceptions provided in the Agreement. Lessee may at reasonable intervals during Manager's normal business hours examine such records. Within the Partnership Filing Period, Manager shall furnish Lessee a statement in reasonable detail summarizing the operations of the Inns for the immediately preceding Fiscal Year and a certificate of Manager's chief accounting officer certifying that such year-end statement is true and correct. The parties shall, within five (5) business days after the receipt of such statement, make any adjustments, by cash payment, in the amounts paid or retained for such Fiscal Year as are needed because of the final figures set forth in such statement. If Lessee desires, at its own expense, to audit such statement and supporting records, Lessee shall begin such audit within ninety (90) days following its receipt of such statement and shall complete such audit within ninety (90) days after commencement of the audit. If Lessee does not make such an audit, then such statement shall be deemed to be conclusively accepted by Lessee as being correct, and Lessee shall have no right thereafter, except in the event of fraud by Manager, to question or examine the same. If any audit by Lessee discloses an understatement of any amounts due Lessee, Manager shall promptly pay Lessee such amounts found to be due, plus interest thereon (at the Prime Rate plus one percent (1%) per annum) from the date such amounts should originally have been paid. If, however, the audit discloses that Manager has not received any amounts due it, Lessee shall pay Manager such amounts, plus interest thereon (at the Prime Rate plus one percent (1%) per annum) from the date such amounts should originally have been paid. Any dispute concerning the correctness of an audit, which dispute is not resolved within sixty (60) days after such dispute is raised in writing, shall be settled by an Expert in accordance with Section 19.10.

     B. If Lessee's audit discloses an error in the total payment of amounts due Lessee, for any Fiscal Year so audited, that is in excess of five percent (5%), Manager shall pay for the cost of Lessee's audit. In addition, in such event, Lessee may audit the statements of Inn operations and supporting records for the two (2) preceding Fiscal Years. Lessee shall bear the cost of such audit, except for the cost thereof relating to any Fiscal Year in which the audit discloses an error in excess of five percent (5%),in the payment of amounts due Lessee.

     C. All statements shall be prepared on a consolidated basis and on an individual Inn basis.

     8.02 Accounts, Expenditures
          ----------------------

     A. All funds derived from operation of the Inns shall be deposited by Manager in a bank account in a bank designated by Manager. Withdrawals from said accounts shall be made by representatives of Manager whose signatures have been authorized. Reasonable petty cash funds shall be maintained at each Inn.

     B. All payments made by Manager hereunder shall be made from authorized bank accounts, petty cash funds, or from Working Capital provided pursuant to
Section 6.01. Manager shall not be required to make any advance or payment to or for the account of Lessee except out of such funds, and Manager shall not be obligated to incur any liability or obligation for Lessee's account without assurances that necessary funds for the discharge thereof will be provided by Lessee. Debts and liabilities incurred by Manager as a result of its operation and management of the Inns pursuant to the terms hereof, whether asserted before or after the

Termination of this Agreement, will be paid by Lessee to the extent funds are not available for that purpose from the operation of the Inns.

     8.03 Annual Operating Projection
          ---------------------------

     A. Manager shall submit to Lessee for its review, thirty (30) days prior to the beginning of each Fiscal Year, an "Annual Operating Projection." Manager will consider in good faith suggestions made by Lessee with respect to the Annual Operating Projection and make modifications thereto that Manager deems appropriate. Such projection shall project, on a consolidated basis, and on an individual Inn basis, the estimated average daily suite rates, average occupancy, Gross Revenues, departmental profits, Deductions, and Operating Profit for the forthcoming Fiscal Year for the Inns, taking into account each Inn's market area. Manager shall use its best efforts to adhere to the Annual Operating Projection. It is understood, however, that the Annual Operating Projection is an estimate only and that unforeseen circumstances such as, but not limited to, the costs of labor, material, services and supplies, casualty, operation of law, or economic and market conditions may make adherence to the Annual Operating Projection impracticable, and Manager shall be entitled to depart therefrom due to causes of the foregoing nature.

     B. If Owner or Lessee intends to sell or refinance any one or more of the Inns, Manager agrees to cooperate in providing information to facilitate such sale or refinancing.

     8.04 Operating Losses; Credit
          ------------------------

     A. To the extent there is an Operating Loss for any Accounting Period, additional funds in the amount of any such deficiency shall be provided by Lessee within twenty (20) days after Manager has given written notice to Lessee of such Operating Loss. If Manager elects not to so notify Lessee or if Lessee does not so fund such deficiency on Manager's request (but, in such latter case, without affecting Manager's other remedies under this Agreement), Manager shall have the right to withhold an amount equal to such deficiency from future disbursements of funds otherwise due to Lessee.

     B. In no event shall either party borrow money in the name of or pledge the credit of the other.

                               END OF ARTICLE VIII

                                   ARTICLE IX

                    TRADEMARKS, TRADE NAMES AND SERVICE MARKS
                    -----------------------------------------

     9.01 Trademarks, Trade Names and Service Marks
          -----------------------------------------

     A. During the term of the Agreement, each Inn shall be known as a "Residence Inn" or "Residence Inn by Marriott" or "Marriott Residence Inn", with such additional identification as may be necessary to provide local identification. If the name of the "Residence Inn by Marriott" System is changed, Manager will change the name of each Inn to conform thereto. The names "Marriott," "Residence Inn," "Residence Inn by Marriott" and "Marriott Residence Inn" (each of the foregoing names, together with any combination thereof, shall herein be collectively referred to as the "Trade Names"), when used alone or in connection with another word or words, and the Marriott or Residence Inn trademarks. service marks, other trade names, symbols, logos and designs shall in all events remain the exclusive property of Marriott, and nothing contained herein shall confer on Lessee the right to use any of the Trade Names, or the Marriott or Residence Inn trademarks, service marks, other trade names, symbols, logos or designs otherwise than in strict accordance with the terms of this Agreement. Except as provided in Section 9.02, upon Termination with respect to an Inn, any use of or right to use any of the Trade Names, or any of the Marriott or Residence Inn trademarks, service marks, other trade names, symbols, logos or designs by Lessee shall cease forthwith with respect to such Inn and Lessee shall promptly remove from such Inn any signs or similar items which contain any of said Trade Names, trademarks, service marks, other trade names, symbols, logos or designs. If Lessee has not removed such signs or similar items promptly upon Termination, Manager shall have the right to remain at such Inn as long as is necessary for it to do so.

     B. Included under the terms of this Section are all trademarks, service marks, trade names, symbols, logos or designs used in conjunction with the Inns, including but not limited to restaurant names, lounge names, etc., whether or not the marks contain the "Marriott" name or the "Residence Inn" name. The right to use such trademarks, service marks, trade names, symbols, logos or designs belongs exclusively to Manager, and the use thereof inures to the benefit of Manager whether or not the same are registered and regardless of the source of the same.

     9.02 Purchase of Inventories and Fixed Asset Supplies
          ------------------------------------------------

     Upon Termination, either of this entire Agreement or with respect to a given Inn, Manager shall have the option, to be exercised within thirty (30) days after Termination, to purchase, at their then book value, any items of such Inn's Inventories and Fixed Asset Supplies as may be marked with any Trade Name, or any Marriott or Residence Inn trademark, other trade name, symbol, logo or design. In the event Manager does not exercise such option, Lessee agrees that it will use any such items not so purchased exclusively in connection with such Inn (or one of the other Inns) until they are consumed.

     9.03 Computer Software
          -----------------

     A. Any computer software (including upgrades and replacements) at any of the Inns that is owned by Manager, Marriott, a Marriott Affiliate, or the licensor of any of them is proprietary to its owner or licensor, as the case may be, and shall in all events remain the exclusive property of such owner or licensor, and nothing contained in this Agreement shall confer on Lessee the right to use any of such software with the exception of any computer software at the Inns that is commercially available to the public.

     B. Upon Termination of this Agreement with respect to any given Inn or all Inns, Manager shall have the right to remove from each Inn with respect to which this Agreement has been terminated, at its expense within a reasonable time thereafter and without compensation to Lessee, the RICHIE System software and any other computer software (including upgrades and replacements), owned by Manager, Marriott, any Marriott Affiliate or the licensor of any of them, with the exception of any computer software at the Inns that is commercially available to the public. Furthermore, upon any such Termination, Manager shall be entitled to remove from any Inn with respect to which this Agreement has been terminated, at its expense within a reasonable time thereafter and without compensation to Lessee, any computer equipment utilized as part of a centralized reservation system or owned by a party other than Lessee. In the event of any such removal hereunder, Manager shall provide to Lessee, in a form reasonably satisfactory to Lessee and at Lessee's expense, all information and data with respect to the Inns stored in such computer software, provided that, to the extent such information or data is proprietary or confidential to Marriott, such information or data shall not be provided to Lessee.

     9.04 Breach of Covenant
          ------------------

     Manager and/or its Affiliates shall be entitled, in case of any breach of the covenants of Article IX by Lessee or others claiming through it, to injunctive relief and to any other right or remedy available at law. Article IX shall survive Termination.

                                END OF ARTICLE IX

                                    ARTICLE X
                                    ---------

                         MANAGEMENT AND USE OF THE INNS
                         ------------------------------

     10.01 Management of the Inns
           ----------------------

     Manager shall manage each Inn under standards comparable to those prevailing in other inns in the "Residence Inn by Marriott" System, including all activities in connection therewith which are customary and usual to such an operation.

     10.02 Chain Services
           --------------

     Manager shall, commencing with the Effective Date and thereafter during the term of this Agreement, cause to be furnished to each Inn certain services ("Chain Services") which are furnished generally on a central or regional basis to other inns in the "Residence Inn by Marriott" System which are managed by Manager or any Marriott Affiliate, and which benefit each Inn as a participant in such System. Chain Services shall include: (i) divisional executive management; (ii) sales office services; the development of programs for training and manpower development; and computer payroll and accounting services; and
(iii) such additional central or regional services as may from time to time be furnished for the benefit of inns in the "Residence Inn by Marriott" System or in substitution for services now performed at individual inns which may be more efficiently performed on a group basis. The services described in this Section
10.02 shall not include services which are described in the definitions of "Base Management Fee" and "Residence Inn System Fee." Costs and expenses incurred in the providing of such services shall be allocated on a fair and equitable basis, on a "per-suite" basis, among all "Residence Inn by Marriott" inns managed by Manager in the United States receiving the same. To the extent that services described in this Section 10.02 have been funded through the

Marketing Fund, there will be no allocation of the costs and expenses thereof under this Section 10.02.

     10.03 Lessee's Right to Inspect
           -------------------------

     Lessee or its agents shall have access to any Inn at any and all reasonable times for the purpose of protecting the same against fire or other casualty, prevention of damage to the Inn, inspection, making repairs, or showing such Inn to prospective purchasers, tenants or mortgagees.

                                END OF ARTICLE X

                                   ARTICLE XI

                                    INSURANCE
                                    ---------

     11.01 Property Insurance
           ------------------

     A. Manager shall, commencing with the Effective Date and for the duration of each Inn Term, procure and maintain, using funds deducted from Gross Revenues in determining Operating Profit, with insurance companies approved by Lessee and licensed to do business in the state where the respective Inn is located (unless coverage is not available from licensed companies or non-licensed companies provide coverage which a reasonable insurance expert would deem preferable), a minimum of the following insurance:

          1. Insurance on each Inn (including contents) against loss or damage by all perils included in "all risk" (as such term is commonly used in the insurance industry) coverage, in an amount not less than one hundred percent (100%) of the replacement cost thereof, except that if such 100% replacement cost coverage is not available on reasonable rates and terms, then such insurance shall be in an amount not less than ninety (90%) of the replacement cost of each Inn;

          2. Earthquake and flood insurance, if available on reasonable rates and terms, to be determined at the discretion of Manager;

          3. Insurance against loss or damage from explosion of boilers, pressure vessels, pressure pipes and sprinklers, to the extent applicable, installed in each Inn;

          4. Business interruption insurance covering loss of profits and necessary continuing expenses for interruptions caused by any occurrence covered by the insurance referred to in Section 11.01 A 1, 2 and 3, for a period of not less than one (1) year after the occurrence, of a type and in amounts and with such deductible limits as are generally established by Manager at the other inns it owns or manages under the Marriott Residence Inn name in the United States.

     B. All policies of insurance required under Section 11.01 A 1, 2, 3 and 4 shall be carried in the name of Owner, Lessee, Manager, and the holder of the first mortgage indebtedness with respect to the Inns (a "First Mortgage"); subject to the rights of any lender, any losses thereunder shall be payable to the parties as and to the extent their respective interests, if any, may appear.

     C. Any Mortgage on any Inn shall contain provisions to the effect that proceeds of the insurance policies required to be carried under Section 11.01 shall be available for repair and restoration of such Inn.

     11.02 Operational Insurance
           ---------------------

Manager shall, commencing with the Effective Date and for the duration of each Inn Term, procure and maintain, using funds deducted from Gross Revenues in determining Operating Profit, either with insurance companies approved by Lessee and licensed to do business in the state where the respective Inn is located (unless coverage is not available from licensed companies or non-licensed companies provide coverage which a reasonable insurance expert would deem preferable), or by Manager legally qualifying as a workers' compensation self-insurer in the state where the particular Inn is located, the following insurance:

     A. Workers' compensation and employer's liability insurance as may be required under applicable laws covering all of Manager's employees at each Inn, with such deductible limits or self-insured retentions as are generally established by Manager at the other inns it owns or manages under the "Residence Inn by Marriott" name in the United States;

     B. Fidelity bonds, with reasonable limits and deductibles to be determined by Manager, covering its employees in job classifications normally bonded in the other inns it owns or manages under the "Residence Inn by Marriott" name in the United States or as otherwise required by law, and comprehensive crime insurance to the extent Manager and Lessee mutually agree it is necessary for each Inn;

     C. Comprehensive general public liability insurance against claims for personal injury, death or property damage occurring on, in, or about each Inn, and automobile insurance on vehicles operated in conjunction with such Inn, with a combined single limit of not less than Twenty-five Million Dollars ($25,000,000) for each occurrence for personal injury, death and property damage, with such deductible limits or self-insured retentions as are generally established by Manager at the other inns it owns or manages under the "Residence Inn by Marriott" name in the United States; if Manager feels in its reasonable discretion that higher limits are appropriate, it will obtain them; and

     D. Such other insurance in amounts as Manager in its reasonable judgment deems advisable for protection against claims, liabilities and losses arising out of or connected with the operation of the Inns or as reasonably required by Owner's lenders holding First Mortgages on the Inns.

     11.03 Coverage
           --------

     All insurance described in Sections 11.01 and 11.02 may be obtained by Manager by endorsement or equivalent means under its or Marriott's blanket insurance policies, provided that such blanket policies substantially fulfill the requirements specified herein. Deductible limits and self-insured retentions shall be as provided in the blanket policies covering the inns owned or managed by Manager under the "Residence Inn by Marriott" name in the United States. In addition, Manager may self-insure workers' compensation insurance (if it has legally qualified to do so) or otherwise retain such risks or portions thereof as it does with respect to other inns it owns or manages under the "Residence Inn by Marriott" name in the United States.

     11.04 Cost and Expense
           ----------------

     Insurance premiums and any costs or expenses with respect to the insurance described in this Article XI shall be Deductions in determining Operating Profit. Premiums on policies for more than one year shall be charged pro rata against Gross Revenues over the period of the policies. The expenses incurred in maintaining Manager's self-insurance program shall be charged on an equitable basis to the inns participating in such programs. Any reserves, losses, costs, damages or expenses which are uninsured, or fall within deductible limits, shall be treated as a cost of insurance and shall be Deductions in determining Operating Profit. Upon Termination, either of this entire Agreement or with respect to a given Inn, an escrow fund in an amount reasonably acceptable to Manager (which amount, when funded, shall thereafter be final as between Lessee and Manager) shall be established from Gross Revenues (or, if Gross Revenues are not sufficient, with funds provided by Lessee) to cover the amount of any deductible limits and all other costs which will eventually have to be paid by Manager with respect to pending or contingent claims, including those which arise after Termination for causes arising during the term of the Agreement.

     11.05 Lessee Provided Coverage
           ------------------------

     Notwithstanding anything to the contrary contained in this Article XI, Lessee may, at its option, with sixty (60) days advance written notice to Manager, procure the insurance coverage required under Sections 11.01 hereof. Premiums for such coverage shall be treated as a Deduction; provided, that if the cost of such insurance and the related deductibles procured by

Lessee exceeds the cost of Manager's insurance for comparable coverage, all excess costs, deductibles and coverages shall be the sole responsibility of Lessee and shall not be a Deduction. If Lessee exercises its option to procure such insurance, Manager shall not again be required to provide such insurance for a period of four (4) Fiscal Years thereafter. If Lessee exercises its option to procure such insurance, Lessee hereby waives its rights of recovery from Manager and its affiliates, directors, officers and employees for loss or damage to an Inn, and any resultant interruption of business, to the extent covered by the insurance provided herein.

     11.06 Policies and Endorsements .
           --------------------------

     A. Where permitted, all insurance provided under Article XI shall name Lessee, Owner and any lender or mortgagee designated by Owner as additional insureds. Manager shall deliver to such additional insureds certificates of insurance with respect to all policies so procured, including existing, additional and renewal policies and, in the case of insurance about to expire, shall deliver certificates of insurance with respect to the renewal policies not less than ten (10) days prior to the respective dates of expiration.

     B. All policies of insurance provided for under Article XI shall, to the extent obtainable, have attached thereto an endorsement that such policy shall not be cancelled or materially changed without at least thirty (30) days' prior written notice to the certificate holder. Each property insurance policy maintained in accordance with Article XI shall contain a specific waiver of subrogation with respect to property claims.

                                END OF ARTICLE XI

                                   ARTICLE XII

                                      TAXES
                                      -----

     12.01 Real Estate and Personal Property Taxes
           ---------------------------------------

     All real estate and personal property taxes, levies, assessments and similar charges on or relating to each Inn ("Impositions") during each Inn Term shall be paid by Manager from Gross Revenues, before any fine, penalty, or interest is added thereto or lien placed upon any Inn or upon the Agreement, unless payment thereof is in good faith being contested and enforcement thereof is stayed. Any such payments shall be a Deduction in determining Operating Profit. Lessee shall, within five (5) days of receipt, furnish Manager with copies of official tax bills and assessments which it may receive with respect to any of the Inns. Owner, Lessee or Manager (in which case Lessee agrees to sign, or cause Owner to sign, the required applications and otherwise cooperate with Manager in expediting the matter) may initiate proceedings to contest any Imposition, and all reasonable costs of any such contest shall be paid from Gross Revenues and shall be a Deduction in determining Operating Profit.

                               END OF ARTICLE XII

                                  ARTICLE XIII

                                  INN EMPLOYEES
                                  -------------

     13.01 Employees
           ---------

     A. All personnel employed at each Inn shall at all times be the employees of Manager. Manager shall have absolute discretion to hire, promote, supervise, direct and train all employees at each Inn, to fix their compensation and, generally, establish and maintain all policies relating to employment. Manager shall use best efforts to notify Lessee as soon as practical of any anticipated changes in the persons who occupy the positions of General Manager and Director of Sales and Marketing for any Inn; provided, however, that the parties acknowledge and agree that any failure by Manager to provide such notice shall neither constitute an "event of default" under this Agreement nor constitute a material breach of this Agreement.

     B. Manager shall decide whom, if any, of the employees of each Inn shall reside at such Inn, and shall be permitted to provide free accommodations and amenities to its employees and representatives living at or visiting each Inn in connection with its management or operation. No person shall otherwise be given gratuitous accommodations or services without prior Joint approval of Lessee and Manager except in accordance with usual practices of the hotel and travel industry.

     C. At Termination with respect to a given Inn, other than a Termination (i) by reason of a default of Manager hereunder or (ii) at Manager's option (except as a result of a default by Lessee), provided that the expiration of a given Inn Term under Section 4.01 shall not be deemed "at Manager's option" for purposes of this Section 13.01, an escrow fund shall be established from Gross Revenues (or, if Gross Revenues are not sufficient, with funds provided by Lessee) to reimburse Manager for all costs and expenses incurred by Manager in terminating its employees at the affected Inn, such as severance pay, unemployment compensation and other employee liability costs arising out of the termination of employment of Manager's employees at such Inn.

     D. Neither Lessee nor Manager shall effect a Termination of this Agreement without allowing sufficient time for Manager to comply with notice requirements of federal and state laws and regulations regarding the closing of a business or termination of employees, and Manager shall comply with such notice requirements; provided, however, that this provision shall not be applicable if Lessee or its new hotel manager hires a sufficient number of Inn employees to avoid Manager incurring liability under such notice requirements in connection with such termination, and Lessee (or its permitted successors and assigns, if applicable), shall indemnify, defend and hold Manager, Marriott Affiliates and each of their officers, directors, shareholders, agents and assigns, harmless from all costs, expenses, damages, penalties, actions, claims, obligations and liabilities, including reasonable attorneys' fees, to the extent arising or resulting from any such liability under federal and state laws and regulations (including, but not limited to the WARN Act) regarding the closing of a business or termination of employees.

                               END OF ARTICLE XIII

                                   ARTICLE XIV

                     DAMAGE, CONDEMNATION AND FORCE MAJEURE
                     --------------------------------------

     14.01 Damage and Repair
           -----------------

     A. If, during the term hereof, any of the Inns is damaged or destroyed by fire, casualty or other cause, Lessee shall, at its cost and expense and with all reasonable diligence, repair or replace the damaged or destroyed portion of such Inn to the same condition as existed previously. To the extent available, proceeds from the insurance described in Section 11.01 or Section 11.05, as the case may be, shall be applied to such repairs or replacements. However, Lessee shall not be obligated to so repair or replace the damaged or destroyed portion of such Inn if one or more of the following is true: (i) the Inn is so badly damaged or destroyed that it cannot reasonably be repaired or replaced within one (1) year of the date on which the construction work relating to the repair and/or replacement would begin; (ii) with respect to insurance obtained by Manager under Section 11.01, the proceeds of such insurance available for such repair or replacement are less than ninety percent (90%) of the estimated repair and replacement costs; or (iii) the remainder of the Inn Term with respect to such Inn is less than ten (10) years, and Manager fails to agree to extend such Inn Term to a date which is at least ten (10) years after the estimated date of the completion of such repair and/or replacement. If Lessee has elected to obtain insurance under Section 11.05, Lessee shall be obligated to so repair or replace the damaged or destroyed portion of such Inn if the insurance proceeds that would have been available for such repair or replacement had the insurance been procured by Manager under Section 11.01, are greater than or equal to ninety percent (90%) of the estimated repair and replacement costs. If Lessee elects not to repair or replace said damaged portion of such Inn for one or more of the foregoing reasons, it shall so notify Manager by written notice within ninety (90) days after the date of the casualty.

     B. In the event damage or destruction to any Inn from any cause materially and adversely affects the operation of such Inn and (i) Lessee fails to promptly commence and complete the repairing, rebuilding or replacement of the same so that such Inn shall be substantially the same as it was prior to such damage or destruction, or (ii) Lessee notifies Manager, pursuant to the provisions of
Section 14.01 A above, that Lessee will not repair or replace such damage for one or more of the reasons set forth in Section 14.01 A, Manager may, at its option, terminate the Agreement with respect to such Inn upon sixty (60) days' written notice.

     14.02 Condemnation
           ------------

     A. In the event all or substantially all of any Inn shall be taken in any eminent domain, condemnation, compulsory acquisition, or similar proceeding by any competent authority for any public or quasi-public use or purpose, or in the event a portion of such Inn shall be so taken, but the result is that it is unreasonable to continue to operate such Inn, this Agreement shall terminate with respect to such Inn. Owner, Lessee and Manager shall each have the right to initiate such proceedings as they deem advisable to recover any damages to which they may be entitled. Manager's rights to recover any damages pursuant to this subsection shall be subject and subordinate to the prior rights of the Lender holding the First Mortgage with respect to such Inn to recover damages related to its interest in the Inn being taken.

     B. In the event a portion of any Inn shall be taken by the events described in Section 14.02 A, or an entire Inn is affected but on a temporary basis, and the result is not to make it unreasonable to continue to operate such Inn, this Agreement shall not terminate. However, so much of any award for any such partial taking or condemnation as shall be necessary to render such Inn equivalent to its condition prior to such event shall be used for such purpose.

     14.03 Force Majeure
           -------------

     A. If acts of God, acts of war, civil disturbance, or governmental action (collectively herein referred to as "Force Majeure") make it impractical for either Lessee or Manager to perform any of its respective obligations hereunder, such obligation shall be suspended until it is again possible for the affected party to perform it. In addition, if such an event, in Manager's or Lessee's reasonable judgment, makes continued operation of an Inn impractical for more than a reasonable temporary period, then Manager or Lessee may terminate this Agreement as to such Inn on sixty (60) day's written notice to Lessee or Manager, as the case may be.

     B. The provisions of Section 14.03 A shall not apply to the specific provisions of this Agreement regarding (i) damage or destruction, (ii) condemnation, and (iii) withdrawal or revocation of licenses or permits.

                               END OF ARTICLE XIV

                                   ARTICLE XV

                                    DEFAULTS
                                    --------

     15.01 Events of Default
           -----------------

     The following shall constitute "events of default" to the extent permitted by applicable law:

     A. The failure of either party to make any payment required to be made in accordance with the terms hereof within ten (10) days after written notice that such payment has not been made; or

     B. Unless Section 15.01 A is applicable, the breach by either party of any material representation, warranty or covenant contained in this Agreement, or the default by either party in the performance of any covenants, undertakings, obligations or conditions set forth in this Agreement, which breach or default shall not have been cured within thirty (30) days after notice of such breach or default; provided that an so "event of default" shall not exist with regard thereto if such breach or default (i) is not attributable to a failure to pay any sums due under this Agreement, and (ii) such breach or default is curable (but not within such thirty (30) day period) and the defaulting party commences the cure of said breach or default within said thirty (30) day period and thereafter proceeds diligently and in good faith to complete such cure; or

     C. If a court of competent jurisdiction has entered a final, non-appealable judgment finding Manager liable for fraud, gross negligence or willful and wanton misconduct in its dealings with Lessee hereunder; or

     D. If Manager or Owner or Lessee shall apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets or make a general assignment for the benefit of its creditors, or file a voluntary petition in bankruptcy or a petition seeking reorganization, composition, arrangement with creditors, liquidation or similar relief under any present or future statute, law or regulation, or file any answer admitting the material allegations of a petition filed against it in any such proceeding, or be adjudicated a bankrupt or insolvent or take any action looking toward dissolution (other than Owner or Lessee pursuing a sale of all or substantially all of its assets); or

     E. If any final order, judgment or decree (that is, an order, judgment or decree affirmed on appeal to a court of last resort or after the expiration of any period to appeal) shall be entered without the application, approval or consent of Manager or Owner or Lessee by any court of competent jurisdiction, approving a petition seeking reorganization , composition, arrangement with creditors, liquidation or similar relief under any present or future statute, law or regulation with respect to Manager or Lessee, or appointing a receiver, trustee or liquidator of all or a substantial part of Manager's or Owner's or Lessee's assets and such order, judgment or decree shall continue unstayed and in effect for an aggregate of sixty (60) days (whether or not consecutive).

     15.02 Remedies
           --------

     A. If, at any time during the term of this Agreement, an "event of default" (as defined in Section 15.01) shall occur, then the non-defaulting party may, at its option, terminate this Agreement by giving notice to the other party, specifying a date, not earlier than thirty (30) days after the receipt of such notice, for Termination, of this Agreement. If the default has not been cured on or before the date specified in the aforesaid notice, this Agreement shall terminate on such date.

     B. The rights set forth in Section 15.02 A shall not be in substitution for, but shall be in addition to, any and all rights and remedies available to the non-defaulting party by reason of applicable law.

                                END OF ARTICLE XV

                                   ARTICLE XVI

                          WAIVER AND PARTIAL INVALIDITY
                          -----------------------------

     16.01 Waiver.
           -------

     The failure of either party to insist upon a strict performance of any of the terms or provisions of the Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term., provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

     16.02 Partial Invalidity
           ------------------

     If any portion of the Agreement shall be declared invalid by order, decree or judgment of a court, the Agreement shall be construed as if such portion had not been inserted herein except when such construction would operate as an undue hardship on Manager or Lessee or constitute a substantial deviation from the general intent and purpose of said parties as reflected in the Agreement.

                               END OF ARTICLE XVI

                                  ARTICLE XVII

                                   ASSIGNMENT
                                   ----------

     17.01 Assignment
           ----------

     A. Neither party shall assign or transfer or permit the assignment or transfer of this Agreement without the prior written consent of the other; provided, however, that Manager shall have the right, without such consent, to
(1) assign its interest in this Agreement to any Marriott Affiliate which (i) has adequate experience in managing hotels and has adequate capital to conduct its business as Manager under this Agreement, and (ii) agrees in writing to be bound by and comply with the terms of this Agreement (such written agreement to be delivered to Owner); and (2) lease shops or grant concessions at the Inns so long as the terms of any such leases or concessions do not exceed the term of this Agreement. Nothing contained herein shall prevent (i) the conditional assignment of this Agreement by Lessee as security for any Mortgage on the Inns pursuant to Section 17.02; (ii) the transfer of this Agreement in connection with a merger or consolidation or a sale of all or substantially all of the assets of Marriott; (iii) an assignment of this Agreement in connection with an approved Sale of the Inns pursuant to Section 18.01 A 2; or (iv) any sale, assignment, transfer or other disposition of an Inn or Site by Owner or Lessee to an Affiliate of Owner, provided that, with respect to this clause (iv), if any of the following is true: (i) that the proposed purchaser is engaged in the business of operating (as distinguished from owning or financing) hotels or other lodging facilities in competition with Manager, Marriott or any Marriott Affiliate; (ii) that the proposed purchaser is known as being of bad moral character or is in control of or controlled by persons known as being of bad moral character, or (iii) that the financial condition and prospects of the proposed purchaser are not adequate to discharge the obligations of Lessee under this Agreement, then any such sale, assignment, transfer or other disposition of an Inn or Site by Owner or Lessee to an Affiliate of Owner shall be prohibited.

     B. In the event either party consents to an assignment of this Agreement by the other, no further assignment shall be made without the express consent in writing of such party, unless such assignment may otherwise be made without such consent pursuant to the terms of this Agreement. An assignment by either Lessee or Manager of its interest in this Agreement shall not relieve Lessee or Manager, as the case may be, from their respective obligations under this Agreement, and shall inure to the benefit of, and be binding upon, their respective successors, heirs, legal representatives, or assigns.

     17.02 Mortgages and Collateral Assignments
           ------------------------------------

     Lessee or Owner may from time to time (i) grant Mortgages encumbering the Inns, and (ii) collaterally assign its interest under this Agreement as additional security, provided that all such Mortgages and collateral assignments: (a) are granted or entered into in connection with indebtedness that is described in Section 3.01 A 2 (ii) and (iii) hereof, and (b) each contain a non-disturbance provision in the form described in Section 3.01 A 2
(i) hereof. Provided that all of the provisions of Section 3.01 A 2 are complied with, Manager agrees that (in connection with Lessee or Owner obtaining such secured loans) it will (x) deliver to the lender, upon Lessee's or Owner's written request therefor, a statement that this Agreement is in full force and effect; (y) subordinate Manager's interest in this Agreement to the rights of the lender upon foreclosure of any such Mortgage, or upon the granting of a deed in lieu of foreclosure; and (z) attorn to and recognize such lender or its assignee as being the "Owner" or "Lessee" (as the case may be) under this Agreement upon a conveyance of title to the Inns to such lender or its assignee, whether such conveyance is the result of a foreclosure of said Mortgage, or is the result of a deed in lieu of foreclosure; provided that, such lender simultaneously agrees to execute a non-disturbance, subordination and attornment agreement substantially in the form attached hereto as Exhibit H, which shall be recordable in the jurisdictions where the Inns are located.

                               END OF ARTICLE XVII

                                  ARTICLE XVIII

                             SALE OF AN INN OR INNS
                             ----------------------

     18.01 Right of First Refusal
           ----------------------

     A. It is a principal inducement for Manager to enter into this transaction that the fifteen (15) Inns shall not, at any one time, ever be owned by more than four (4) separate individuals or entities each of whom has a management agreement with Manager with respect to its Inn or Inns. Accordingly, Lessee agrees that it will not have the right to enter into a Sale of an Inn if such a transaction, when consummated, would result in the fifteen (15) Inns being owned by more than four (4) separate owners. Subject to the foregoing, if Owner receives a bona fide written offer to enter into a Sale of an Inn, and desires to accept such offer, Lessee shall, or shall cause Owner to, give written notice thereof to Manager stating the name of the prospective purchaser or tenant, as the case may be, the price or rental and the terms and conditions of such proposed Sale of the Inn, together with all other information requested by Manager and reasonably available to Owner or Lessee. Within thirty (30) days after the date of receipt of Lessee's written notice and such other information, Manager shall elect, by written notice to Lessee, one of the following alternatives:

          1. To purchase or lease such Inn or Inns at the same price or rental and upon the same terms and conditions as those set forth in the written notice from Lessee to Manager or upon other terms acceptable to Owner, in which event Lessee and Manager shall promptly enter into an agreement for such sale or lease and shall finalize the same within ninety (90) days.

          2. To consent to such Sale of an Inn and to agree to enter into a new management agreement, with respect to such Inn or Inns, with such purchaser or tenant, which new management agreement will be on all of the terms and conditions of this Agreement, except that the Stipulated Debt Service and the Operating Profit Objective shall be only the portion thereof allocable to such Inn or Inns as set forth in Exhibits "B" and "C"
                                                      ------------     ---
hereof, and except that, in preparing such new management agreement, appropriate adjustments shall be made to all other terms and provisions of this Agreement which have been agreed to and/or computed on the assumption that this Agreement will apply to all fifteen (15) Inns (and reciprocal adjustments shall likewise be made to this Agreement itself, which will be applicable to the Inns not being sold under this Section 18.01, as set forth in Section 18.02 hereof); provided, however, that if Manager in good faith believes (and so states in writing to Lessee) that any one or more of the following is true: (i) that the proposed purchaser is engaged in the business of operating (as distinguished from owning or financing) hotels or other lodging facilities in competition with Manager, Marriott or any Marriott Affiliate; (ii) that the proposed purchaser is known as being of bad moral character or is in control of or controlled by persons known as being of bad moral character; or (iii) that the financial condition and prospects of the proposed purchaser are not adequate to discharge the obligations of Lessee under this Agreement, Manager shall have the right to terminate this Agreement, by written notice to Lessee, with respect to such Inn or Inns, and Manager shall not be required to enter into such new management agreement with respect thereto. The effective date of such Termination shall coincide with the date of the finalization of the proposed Sale of the Inn. Such Termination shall not be effective if such Sale of the Inn is not finalized.

     B. If Manager shall fail to elect any of the above alternatives within said thirty (30) day period, such failure shall be conclusively deemed to constitute an election under subsection 2 above to enter into a new management agreement, with respect to such Inn or Inns, with such purchaser or tenant, and the provisions thereof shall prevail as if Manager had consented in writing thereto. Any proposed Sale of an Inn of which notice has been given by Lessee to Manager hereunder must be finalized within one hundred eighty (180) days following the giving of such notice, unless Manager has exercised its option under subsection 1 above to purchase or lease the Inns. Failing such finalization, such notice, and any response thereto given by Manager, shall be null and void and all of the provisions of Section 18.01 A must again be complied with before Owner shall have the right to finalize a Sale of an Inn upon the terms contained in said notice, or otherwise.

     18.02 Effect of Sale of Inn
           ---------------------

     Upon the consummation of the Sale of an Inn, subject to the provisions of
Section 18.01, then:

     A. This Agreement shall terminate with respect to such Inn, but not with respect to the remaining Inns; as to such Inn involved in the Sale, the actions described in Section 4.03 shall be taken (except that, if Manager is entering into a new management agreement with the purchaser or tenant, as the case may be, of such Inn, then the actions described in subsections C, D and G of Section
4.03 shall not be necessary);

     B. The Stipulated Debt Service shall be reduced by the portion thereof allocable to such Inn as set forth in Exhibit "B" hereto;
                                      -----------

     C. The Operating Profit Objective shall be reduced by the portion thereof allocable to such Inn as set forth in Exhibit "C" hereto;
                                      -----------

     D. A portion of the Repairs and Equipment Reserve maintained pursuant to
Section 7.02 hereof shall be transferred to the purchaser of such Inn (or, at the direction of the Lessee, released to the Lessee); such portion shall be computed by multiplying the Repairs and Equipment Reserve by a fraction, the numerator of which shall be the Gross Revenues attributable to such Inn being sold for the most recently concluded Fiscal Year and the denominator of which shall be the Gross Revenues attributable to all the Inns for such Fiscal Year;

     E. Appropriate adjustments shall be made to those other terms and provisions of this Agreement (e.g., Working Capital, insurance) which have been agreed on, computed or established on the assumption that this Agreement will apply to all fifteen (15) of the Inns; and

     F. Unless Manager has elected not to enter into a new management agreement with the purchaser or tenant, as the case may be, of such Inn, for one or more of the reasons set forth in subsections (i), (ii) and (iii) of Section 18.01 A 2 hereof, Manager and such purchaser or tenant shall execute the new management agreement described in Section 18.01 A 2.

                              END OF ARTICLE XVIII

                                   ARTICLE XIX

                                  MISCELLANEOUS
                                  -------------

     19.01 Right to Make Agreement
           -----------------------

     Each party warrants, with respect to itself, that neither the execution of the Agreement nor the finalization of the transactions contemplated hereby shall violate any provision of law or judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; or require any consent, vote or approval which has not been taken, or at the time of the transaction involved shall not have been given or taken. Each party covenants that it has and will continue to have throughout the term of the Agreement and any extensions thereof, the full right to enter into the Agreement and perform its obligations hereunder.

     19.02 Consents
           --------

     Wherever in the Agreement the consent or approval of Lessee or Manager is required, such consent or approval shall not be unreasonably withheld, shall be in writing and shall be executed by a duly authorized officer or agent of the party granting such consent or approval. If either Lessee or Manager fails to respond within thirty (30) days to a request by the other party for a consent or approval, such consent or approval shall be deemed to have been given (except as otherwise provided in this Agreement).

     19.03 Agency
           ------

     The relationship of Lessee and Manager shall be that of principal and agent, and nothing contained in the Agreement shall be construed to create a partnership or joint venture between them or their successors in interest. Manager's agency established by the Agreement is coupled with an interest and may not be terminated by Lessee until the expiration of the term of the

Agreement, except as provided in Section 4.02 or Article XV. Notwithstanding the agency relationship created by the Agreement, nothing contained herein shall prohibit, limit or restrict (except as specifically set forth in Section 2.04 hereof) Manager or any of its affiliates and subsidiaries from developing, owning, operating, leasing, managing or franchising inns, hotels or other lodging products in any of the market areas where any of the Inns are located.

     19.04 Applicable Law
           --------------

     The Agreement shall be construed under and shall be governed by the laws of the State of Maryland.

     19.05 Recordation
           -----------

     The terms and provisions of the Agreement shall run with the parcels of land designated as the Sites, and with Lessee's interest therein, and shall be binding upon all successors to such interest. At the request of either party, the parties shall execute sufficient copies of an appropriate memorandum of the Agreement in recordable form and cause the same to be recorded in each of the jurisdictions where the Inns are located. Any cost of such recordation shall be initially borne by Lessee, reimbursed to Lessee from Gross Revenues, and treated as a Deduction.

     19.06 Headings
           --------

     Headings of Articles and Sections are inserted only for convenience and are in no way to be construed as a limitation on the scope of the particular Articles or Sections to which they refer.

     19.07 Notices
           -------

     Notices, statements and other communications to be given under the terms of the Agreement shall be in writing and delivered by hand against receipt or sent by certified or registered mail, postage prepaid, return receipt requested, or by Federal Express (or other nationally-recognized overnight courier), marked for next business day delivery, with delivery charges paid by the sender:

          To Lessee:
          ---------

          Apple Hospitality Management, Inc.
          10 South Third Street
          Richmond, Virginia  23219
          Attn: Glade M. Knight

          with a copy to Owner at:

          Marriott Residence Inn Limited Partnership
          c/o Apple Hospitality Two, Inc.
          306 East Main Street
          Richmond, Virginia 23219
          Attn: Glade M. Knight

          with a copy, which shall not constitute notice, to:

          Jenkens & Gilchrist, P.C.
          1445 Ross Ave., Suite 3200
          Dallas, Texas 75202
          Attn: Thomas E. Davis

          To Manager:
          ----------

          Residence Inn by Marriott, Inc.
          c/o Marriott International, Inc.
          Law Department
          10400 Fernwood Road
          Bethesda, Maryland  20817
          Attn: North American Lodging Operations/Dept. 52.923 with a copy to:

          Residence Inn by Marriott, Inc.
          c/o Marriott International, Inc.
          Lodging Finance
          10400 Fernwood Road
          Bethesda, Maryland  20817
          Attn: Senior Vice President, Global Asset Management

or at such other address as is from time to time designated by the party receiving the notice. Any such notice which is properly mailed shall be deemed to have been served as of five (5) days after said posting for purposes of establishing that the sending party complied with the applicable time limitations set forth herein, but shall not be binding on the addressee until actually received. Any such notice which is properly sent by Federal Express (or other nationally-recognized overnight courier) shall be deemed to have been served as of the business day after being sent for purposes of establishing that the sending party complied with the applicable time limitations set forth herein, but shall not be binding on the addressee until actually received.

     19.08 Limited Liability
           -----------------

     Manager agrees that no limited partner of Owner shall have any personal liability hereunder in excess of such limited partner's contribution to the capital of Owner.

     19.09 Entire Agreement
           ----------------

     The Agreement, together with other writings signed by the parties expressly stated to be supplemental hereto and together with any instruments to be executed and delivered pursuant to the Agreement, constitutes the entire agreement between the parties and supersedes all prior understandings and writings, and may be changed only by a writing signed by the parties hereto.

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

     19.10 Expert Decisions
           ----------------

     Where this Agreement calls for a matter to be referred to an Expert for determination, the following provisions shall apply:

     A. The use of the Expert shall be the exclusive remedy of the parties and neither party shall attempt to adjudicate any dispute in any other forum. The decision of the Expert shall be final and binding on the parties and shall not be capable of challenge, whether by arbitration, in court or otherwise;

     B. Each party shall be entitled to make written submissions to the Expert, and if a party makes any submission it shall also provide a copy to the other party and the other party shall have the right to comment on such submission. The parties shall make available to the Expert all books and records relating to the issue in dispute and shall render to the Expert any assistance requested of the parties. The costs of the Expert and the proceedings shall be borne as directed by the Expert unless otherwise provided for herein. The Expert may direct that such costs be treated as Deductions;

     C. With respect to any matter referred to the Expert for determination under Section 7.02D, the Expert shall make its decision by applying the standards applicable to hotels in accordance with the System standards (including compliance with the requirements of any quality assurance program) and determining whether the matter at issue is necessary to satisfy such standards; and

     D. The terms of engagement of the Expert shall include an obligation on the part of the Expert to: (i) notify the parties in writing of his decision within forty-five (45) days from the date on which the Expert has been selected (or such other period as the parties may agree or as set forth herein); and (ii) establish a timetable for the making of submissions and replies.

                               END OF ARTICLE XIX

IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed as of the day and year first written above.

                                   AHM RES I LIMITED PARTNERSHIP


                                   By: AHM Res I, GP, Inc., general partner

Attest:


                                       By: /s/ Glade M. Knight
---------------------                      -------------------------------------
Assistant Secretary                          Glade M. Knight, President


                                   RESIDENCE INN BY MARRIOTT, INC.
Attest:


/s/ Aliza Currino                  By: /s/ M. Lester Pulse,  Jr.
---------------------                  -----------------------------------------
Assistant Secretary                    M. Lester Pulse, Jr. Vice President
                                       --------------------

                                    EXHIBIT A
                                    ---------

                              Locations of the Inns
                              ---------------------

1) Costa Mesa, California
   ----------------------

          881 Baker Street
          Costa Mesa, California 92626

2) La Jolla, California
   --------------------

          8901 Gilman Drive
          La Jolla, California 92037

3) Long Beach, California
   ----------------------

          4111 E. Willow Street
          Long Beach, California 90815

4) Boulder, Colorado
   -----------------

          3030 Center Green Drive
          Boulder, Colorado 80301

5) Atlanta (Buckhead), Georgia
   ---------------------------

          2960 Piedmont Road,
          Northeast Atlanta, Georgia 30305

6) Atlanta (Perimeter East), Georgia
   ---------------------------------

          1901 Savoy Drive
          Chamblee, Georgia 30341

7) Atlanta (Cumberland), Georgia
   -----------------------------

          2771 Hargrove Road
          Smyrna, Georgia 30080

8) Chicago (Lombard), Illinois
   ---------------------------

          2001 S. Highland Avenue
          Lombard, Illinois 60148

9) Southfield, Michigan
   --------------------

          26700 Central Park Boulevard
          Southfield, Michigan 48076

10) St. Louis (Chesterfield), Missouri
    -----------------------------------

          15431 Conway
          Chesterfield, Missouri 63017

11) St. Louis (Galleria), Missouri
    ------------------------------

          2100 McMorrow Avenue
          St. Louis, Missouri 63117

12) Cincinnati (North), Ohio
    ------------------------

          11689 Chester Road
          Cincinnati, Ohio 45246

13) Columbus (North), Ohio
    ----------------------

          6191 West Zumstein Drive
          Columbus, Ohio 43229

14) Dayton (North), Ohio
    --------------------

          7070 Poe Avenue
          Dayton, Ohio 45414

15) Dayton (South), Ohio
    --------------------

          155 Prestige Place
          Miamisburg, Ohio 45342

                                    EXHIBIT B
                                    ---------

Breakdown of the $15,300,000 Stipulated Debt Service into 15 components, one for each Inn:

-------------------------------------------------------------
1)    Atlanta/Buckhead                    $ 1,071,000     7.0%
-------------------------------------------------------------
2)    Atlanta/Cumberland                      979,200     6.4%
-------------------------------------------------------------
3)    Atlanta/Perimeter East (Dunwoody)       979,200     6.4%
-------------------------------------------------------------
4)    Boulder, CO                           1,193,400     7.8%
-------------------------------------------------------------
5)    Chicago/Lombard                         948,600     6.2%
-------------------------------------------------------------
6)    Cincinnati North (Sharonville)          673,200     4.4%
-------------------------------------------------------------
7)    Columbus North                          459,000     3.0%
-------------------------------------------------------------
8)    Costa Mesa                            1,132,200     7.4%
-------------------------------------------------------------
9)    Dayton North                            351,900     2.3%
-------------------------------------------------------------
10)   Dayton South                            474,300     3.1%
-------------------------------------------------------------
11)   La Jolla                              2,692,800    17.6%
-------------------------------------------------------------
12)   Long Beach                            1,484,100     9.7%
-------------------------------------------------------------
13)   Southfield                              933,300     6.1%
-------------------------------------------------------------
14)   St. Louis/Chesterfield                  642,600     4.2%
-------------------------------------------------------------
15)   St. Louis/Galleria                    1,285,000     8.4%
-------------------------------------------------------------
                                          $15,300,000   100.0%
=============================================================

                                    EXHIBIT C
                                    ---------

Breakdown Of the $23,500,000 Operating Profit Objective into 15 components, one for each Inn:

-------------------------------------------------------------
1)    Atlanta/Buckhead                    $ 1,645,000     7.0%
-------------------------------------------------------------
2)    Atlanta/Cumberland                    1,504,000     6.4%
-------------------------------------------------------------
3)    Atlanta/Perimeter East (Dunwoody)     1,504,000     6.4%
-------------------------------------------------------------
4)    Boulder, CO                           1,833,000     7.8%
-------------------------------------------------------------
5)    Chicago/Lombard                       1,457,000     6.2%
-------------------------------------------------------------
6)    Cincinnati North (Sharonville)        1,034,000     4.4%
-------------------------------------------------------------
7)    Columbus North                          705,000     3.0%
-------------------------------------------------------------
8)    Costa Mesa                            1,739,000     7.4%
-------------------------------------------------------------
9)    Dayton North                            540,500     2.3%
-------------------------------------------------------------
10)   Dayton South                            728,500     3.1%
-------------------------------------------------------------
11)   La Jolla                              4,136,000    17.6%
-------------------------------------------------------------
12)   Long Beach                            2,279,500     9.7%
-------------------------------------------------------------
13)   Southfield                            1,433,500     6.1%
-------------------------------------------------------------
14)   St. Louis/Chesterfield                  987,000     4.2%
-------------------------------------------------------------
15)   St. Louis/Galleria                    1,974,000     8.4%
-------------------------------------------------------------
                                          $23,500,000   100.0%
=============================================================

                                    EXHIBIT D
                                    ---------

Breakdown of the percentages to be used for reducing the First Priority Return, Second Priority Return, and other appropriate adjustments (e.g., working capital, insurance), in the event one or more Inns are sold or otherwise removed from the scope of this Agreement.

-----------------------------------------------
1)    Atlanta/Buckhead                      7.0%
-----------------------------------------------
2)    Atlanta/Cumberland                    6.4%
-----------------------------------------------
3)    Atlanta/Perimeter East (Dunwoody)     6.4%
-----------------------------------------------
4)    Boulder, CO                           7.8%
-----------------------------------------------
5)    Chicago/Lombard                       6.2%
-----------------------------------------------
6)    Cincinnati North (Sharonville)        4.4%
-----------------------------------------------
7)    Columbus North                        3.0%
-----------------------------------------------
8)    Costa Mesa                            7.4%
-----------------------------------------------
9)    Dayton North                          2.3%
-----------------------------------------------
10)   Dayton South                          3.1%
-----------------------------------------------
11)   La Jolla                             17.6%
-----------------------------------------------
12)   Long Beach                            9.7%
-----------------------------------------------
13)   Southfield                            6.1%
-----------------------------------------------
14)   St. Louis/Chesterfield                4.2%
-----------------------------------------------
15)   St. Louis/Galleria                    8.4%
-----------------------------------------------
                                          100.0%
===============================================

                                    EXHIBIT E
                                    ---------

Breakdown of Competitive Set for Each Inn

--------------------------------------------------------------------------------
1)      Atlanta/Buckhead
--------------------------------------------------------------------------------
        Residence Inn Atlanta/Buckhead
--------------------------------------------------------------------------------
        Summerfield By Wyndham Buckhead
--------------------------------------------------------------------------------
        Residence Inn Atlanta Buckhead Lenox Park
--------------------------------------------------------------------------------
        Homewood Suites Atlanta Buckhead
--------------------------------------------------------------------------------
        Amerisuites Atlanta Buckhead
--------------------------------------------------------------------------------
        Hawthorn Suites Atlanta Buckhead
--------------------------------------------------------------------------------
2)      Atlanta/Cumberland
--------------------------------------------------------------------------------
        Residence Inn Atlanta Cumberland
--------------------------------------------------------------------------------
        Hampton Inn Suites Atlanta Galleria
--------------------------------------------------------------------------------
        Hawthorn Suites Atlanta
--------------------------------------------------------------------------------
        Homewood Suites Atlanta Cumberland
--------------------------------------------------------------------------------
        Wyndham Hotels Vinings
--------------------------------------------------------------------------------
        Embassy Suites Atlanta Galleria
--------------------------------------------------------------------------------
        Amerisuites Atlanta Galleria
--------------------------------------------------------------------------------
3)      Atlanta/Perimeter East (Dunwoody)
--------------------------------------------------------------------------------
        Residence Inn Atlanta Dunwoody
--------------------------------------------------------------------------------
        Staybridge Suites Atlanta Perimeter
--------------------------------------------------------------------------------
        Holiday Inn Select Perimeter Dunwoody
--------------------------------------------------------------------------------
        Four Points Atlanta Perimeter
--------------------------------------------------------------------------------
        Summerfield By Wyndham Perimeter
--------------------------------------------------------------------------------
        Residence Inn Atlanta Perimeter West
--------------------------------------------------------------------------------
        Amerisuites Atlanta Perimeter
--------------------------------------------------------------------------------
4)      Boulder, CO
--------------------------------------------------------------------------------
        Residence Inn Boulder
--------------------------------------------------------------------------------
        Millennium Hotels Boulder
--------------------------------------------------------------------------------
        Courtyard Louisville
--------------------------------------------------------------------------------
        The Broker Inn
--------------------------------------------------------------------------------
        Marriott Boulder
--------------------------------------------------------------------------------
        Courtyard Boulder
--------------------------------------------------------------------------------
        Homewood Suites Boulder
--------------------------------------------------------------------------------
5)      Chicago/Lombard
--------------------------------------------------------------------------------
        Residence Inn Chicago Lombard
--------------------------------------------------------------------------------
        Embassy Suites Chicago Lombard
--------------------------------------------------------------------------------
        Extended Stay America Chicago Downers Grove
--------------------------------------------------------------------------------
        Doubletree Guest Suite Downers Grove
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        Courtyard Chicago Oakbrook Terrace
--------------------------------------------------------------------------------
        Studio Plus Chicago Lombard
--------------------------------------------------------------------------------
        Hampton Inn Chicago Oakbrook Area
--------------------------------------------------------------------------------
        Holiday Inn Express Chicago Downers Grove Oakbrook
--------------------------------------------------------------------------------
6)      Cincinnati North (Sharonville)
--------------------------------------------------------------------------------
        Amerisuites Cincinnati North
--------------------------------------------------------------------------------
        Residence Inn Cincinnati Sharonville North
--------------------------------------------------------------------------------
        Homewood Suites Sharonville
--------------------------------------------------------------------------------
        Woodfield Suites Cincinnati
--------------------------------------------------------------------------------
        Extended Stay America Cincinnati Springdale
--------------------------------------------------------------------------------
        Signature Inn North Cincinnati
--------------------------------------------------------------------------------
7)      Columbus North
--------------------------------------------------------------------------------
        Hampton Inn Columbus North
--------------------------------------------------------------------------------
        Residence Inn Columbus North
--------------------------------------------------------------------------------
        Marriott Columbus North
--------------------------------------------------------------------------------
        Homewood Suites Columbus
--------------------------------------------------------------------------------
        Extended Stay America Columbus North
--------------------------------------------------------------------------------
        Trueman Club Hotel
--------------------------------------------------------------------------------
        Country Inn & Suites Columbus North
--------------------------------------------------------------------------------
        Wellesley Suites Columbus Polaris
--------------------------------------------------------------------------------
8)      Costa Mesa
--------------------------------------------------------------------------------
        Holiday Inn Costa Mesa Orange County Airport
--------------------------------------------------------------------------------
        Residence Inn Costa Mesa Newport Beach
--------------------------------------------------------------------------------
        Embassy Suites Irvine Orange County Airport
--------------------------------------------------------------------------------
        Embassy Suites Santa Ana
--------------------------------------------------------------------------------
        Quality Suites John Wayne Airport
--------------------------------------------------------------------------------
        Wyndham Garden Hotel Orange County
--------------------------------------------------------------------------------
        Hilton Costa Mesa
--------------------------------------------------------------------------------
        Country Inn & Suites by Ayres Costa Mesa
--------------------------------------------------------------------------------
9)      Dayton North
--------------------------------------------------------------------------------
        Residence Inn Dayton North
--------------------------------------------------------------------------------
        Comfort Inn Dayton
--------------------------------------------------------------------------------
        Hampton Inn Dayton Northwest
--------------------------------------------------------------------------------
        Holiday Inn Dayton North
--------------------------------------------------------------------------------
        Homewood Suites Fairborn
--------------------------------------------------------------------------------
        Residence Inn Dayton Troy
--------------------------------------------------------------------------------
10)     Dayton South
--------------------------------------------------------------------------------
        Residence Inn Dayton South
--------------------------------------------------------------------------------
        Doubletree Guest Suite Hotel Dayton
--------------------------------------------------------------------------------
        Holiday Inn Dayton Mall
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        Homewood Suites Dayton South
--------------------------------------------------------------------------------
11)     La Jolla
--------------------------------------------------------------------------------
        Wyndham Hotels San Diego North
--------------------------------------------------------------------------------
        Radisson Hotel La Jolla
--------------------------------------------------------------------------------
        Embassy Suites San Diego La Jolla
--------------------------------------------------------------------------------
        Residence Inn San Diego La Jolla
--------------------------------------------------------------------------------
        Doubletree Del Mar
--------------------------------------------------------------------------------
        Homestead Studio Suites San Diego Mira Messa
--------------------------------------------------------------------------------
12)     Long Beach
--------------------------------------------------------------------------------
        Extended Stay America Long Beach
--------------------------------------------------------------------------------
        Residence Inn Long Beach
--------------------------------------------------------------------------------
        Holiday Inn Long Beach Airport
--------------------------------------------------------------------------------
        Marriott Long Beach
--------------------------------------------------------------------------------
13)     Southfield
--------------------------------------------------------------------------------
        Homestead Studio Suites Southfield
--------------------------------------------------------------------------------
        Hilton Southfield
--------------------------------------------------------------------------------
        Residence Inn Southfield
--------------------------------------------------------------------------------
        Embassy Suites Southfield
--------------------------------------------------------------------------------
        Candlewood Hotel Detroit Farmington Hills
--------------------------------------------------------------------------------
        Candlewood Hotel Detroit Southfield
--------------------------------------------------------------------------------
14)     St. Louis/Chesterfield
--------------------------------------------------------------------------------
        Garden Inn St. Louis Chesterfield
--------------------------------------------------------------------------------
        Residence Inn St. Louis Chesterfield
--------------------------------------------------------------------------------
        Springhill Suites Chesterfield St. Louis
--------------------------------------------------------------------------------
        Hampton Inn St. Louis Chesterfield
--------------------------------------------------------------------------------
        Hampton Inn Suites Chesterfield
--------------------------------------------------------------------------------
        Homewood Suites Chesterfield
--------------------------------------------------------------------------------
15)     St. Louis/Galleria
--------------------------------------------------------------------------------
        La Quinta St. Louis Westport
--------------------------------------------------------------------------------
        Clubhouse Inns Of America St. Louis
--------------------------------------------------------------------------------
        Sheraton Inn West Port Lakeside Chalet
--------------------------------------------------------------------------------
        Residence Inn St. Louis Westport Plaza
--------------------------------------------------------------------------------
        Summerfield By Wyndham Westport
--------------------------------------------------------------------------------
        Holiday Inn St. Louis Westport
--------------------------------------------------------------------------------
        Extended Stay America St. Louis Westport
--------------------------------------------------------------------------------
        Studio Plus St. Louis Westport
--------------------------------------------------------------------------------

                                    EXHIBIT F
                                    ---------

                             Encumbrances Permitted

1.   Residence Inn Atlanta - Buckhead

     Lawyers Title Insurance Corporation
     Commitment No. 44722.04
     Effective Date: August 7, 2001 at 5:00 P.M.
     The following items listed on Schedule B - Section 2 are permitted:
     Nos. 7-14.

2.   Residence Inn Atlanta - Cumberland
     Lawyers Title Insurance Corporation
     Commitment No. 44721.04
     Effective Date: August 24, 2001 at 5:00 P.M.
     The following items listed on Schedule B - Section 2 are permitted:
     Nos. 7-13.

3.   Residence Inn Atlanta/Perimeter - Dunwoody
     Lawyers Title Insurance Corporation
     Commitment No. 44723.04
     Effective Date: August 22, 2001 at 5:00 P.M.
     The following items listed on Schedule B - Section 2 are permitted:
     Nos. 7, 8 and 10.

4.   Residence Inn Boulder
     Lawyers Title Insurance Corporation
     Case No. 75395
     Effective Date: August 20, 2001 at 7:45 A.M.
     The following items listed on Schedule B - Section 2 are permitted:
     Nos. 7-16.

5.   Residence Inn Chicago - Lombard
     Lawyers Title Insurance Corporation
     Case No. 01-10758
              01-19606
     Effective Date: July 31, 2001
     The following items listed on Schedule B (Special Exceptions) are permitted: Nos. 2-16.

6.   Residence Inn Cincinnati North/Sharonville
     Commitment for Title Insurance
     Case No. 01Q1182-1
     Effective Date: August 30, 2001 at 7:30 A.M.
     The following items listed on Schedule B - Section 2 are permitted:
     Nos. 3-15; 17.

7.   Residence Inn Columbus North
     Lawyers Title Insurance Corporation
     Order No. L156010
     Effective Date: August 30, 2001 at 6:59 A.M.
     The following items listed on Schedule B - Section 2 are permitted:
     Nos. 10-17.

8.   Residence Inn Costa Mesa - Newport Beach
     Lawyers Title Company
     Order No. 0109562-94
     Effective Date: August 3, 2001 at 7:30 A.M.
     The following items listed on Schedule B are permitted: Nos. 3-17.

9.   Residence Inn Dayton North
     Lawyers Title Insurance Corporation
     Case No. 0107115L
     Effective Date: August 23, 2001 at 7:59 A.M.
     The following items listed on Schedule B - Section 2 are permitted:
     Nos. 3-6.

10.  Residence Inn Dayton South
     Commitment for Title Insurance
     Case No. 10107114L
     Effective Date: August 23, 2001 at 7:59 A.M.
     The following items listed on Schedule B - Section 2 are permitted:
     Nos. 3-10; 12 and 13.

11.  Residence Inn La Jolla
     Lawyers Title Insurance Company
     Order No. 283783-05
     Effective Date: August 15, 2001 at 7:30 A.M.
     The following items listed on Schedule B are permitted:  Nos. 7-19; 21-30.

12.  Residence Inn Long Beach
     Lawyers Title Company
     Order No. 5106033-70
     Effective Date: August 22, 2001 at 7:30 A.M.
     The following items listed on Schedule B are permitted:
     Nos. 2-4; 8; 10-11; 13 and 15.

13.  Residence Inn Southfield - Detroit
     Lawyers Title Insurance Corporation
     Case No. 109515N     GRA
                  N-092170
     Effective Date: July 3, 2001 at 8:00 A.M.
     The following items listed on Schedule B - Section 2 are permitted:
     Nos. 5-11.

14.  Residence Inn St. Louis - Galleria
     Lawyers Title Insurance Company
     Commitment No. 181749
     Effective Date: September 4, 2001 at 8:00 A.M.
     The following items listed on Schedule B-II are permitted:
     Nos. 11-41; 43, 44 and 51.

15.  Residence Inn St. Louis - Chesterfield
     Lawyers Title Insurance Company
     Commitment No. 181750
     Effective Date: August 30, 2001 at 8:00 A.M.
     The following items listed on Schedule B-II are permitted:
     Nos. 11-39; 41 and 43-49.

                                    EXHIBIT H
                                    ---------

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

     THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the
"Agreement") is made and entered into as of the       day of               ,
                                                -----        --------------
           ,among: (i)                              ("Mortgagee"), a
-----------           ------------------------------                ------------
corporation having an address at                                      ; (ii)
                                 -------------------------------------
Marriott Residence Inn Limited Partnership ("Owner"), a Delaware limited partnership having an address at 306 East Main Street, Richmond, Virginia 23219; and (iii) Residence Inn by Marriott, Inc. ("Manager"), a Delaware corporation having an address at 10400 Fernwood Road, Bethesda, Maryland 20817.

                                 R E C I T A L S
                                 ---------------

     1. Owner and Mortgagee each are party to the Loan Agreement (defined in Section 1 below).

     2. Owner is the owner of the Inn (defined in Section 1 below), and Mortgagee is the holder of the Mortgage (defined in Section 1 below) that encumbers the Inn.

     3. Owner and AMH Res I Limited Partnership ("Lessee") have entered into that certain Master Hotel Lease Agreement (defined in Section 1 below) pursuant to which Owner has leased the Hotel to Lessee.

     4. Lessee and Manager have entered into the Management Agreement (defined in Section 1 below), and in connection therewith, Lessee, Lessor and Manager have entered into that certain Owner Agreement of even date thereof.

     5. Mortgagee and Manager desire to provide for Manager's continued management of the Inn pursuant to the Management Agreement, notwithstanding any default by Owner or Lessee under the Loan Agreement, the Mortgage or the Management Agreement, upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree and covenant as follows:

     1. Definitions. Any capitalized term that is not specifically defined in
        -----------
this Agreement shall have the meaning set forth in the Management Agreement. The following terms when used in this Agreement shall have the meanings indicated:

     "Foreclosure" shall mean any exercise of the remedies available to the
      -----------
holder of the Mortgage, upon a default under the Mortgage, which results in a transfer of title to or possession of the Inn. The term "Foreclosure" shall include, without limitation: (i) a transfer by judicial foreclosure; (ii) a transfer by deed in lieu of foreclosure; (iii) the appointment by a court of a receiver to assume possession of the Inn; (iv) a transfer of either ownership or control of the Owner, by exercise of a stock pledge or otherwise; (v) a transfer resulting from an order given in a bankruptcy, reorganization, insolvency or similar proceeding; (vi) if title to the Inn is held by a tenant under a ground lease, an assignment of the tenant's interest in such ground lease; or (vii) any similar judicial or non-judicial exercise of the remedies held by the holder of the Mortgage.

     "Foreclosure Date" shall mean the date on which title to or possession of
      ----------------
the Inn is transferred by means of a Foreclosure.

     "Inn" shall mean that certain inn containing approximately [           ]
      ---                                                        -----------
guest rooms that is located on the site described in Exhibit "A" hereto.

     "Loan Agreement" shall mean that certain Loan dated                between
      --------------                                     --------------
Owner and Mortgagee.

     "Management Agreement" shall mean that certain Amendment and Restatement of
      --------------------
Management Agreement, dated              , 2002, between Lessee and Manager
                            -------------
pursuant to which Manager manages the Inn on behalf of Lessee. The term "Management Agreement," as used in this Agreement, shall include any amendments, modifications, supplements, replacements or extensions of the Amendment and Restatement of Management Agreement.

     "Master Hotel Lease" shall mean that certain hotel lease dated
      ------------------                                            ------------
between Owner and Lessee.

     "Mortgage" shall mean that certain mortgage, dated                ,       ,
      --------                                          ---------------  ------
in the principal amount of                        Dollars ($        ), which was
                           ----------------------           --------
recorded in the Office of the Clerk of              County,               , on
                                       ------------         --------------
                 ,      , in Book      , Page      . The Mortgage encumbers the
-----------------  -----          -----       -----
Inn. The term "Mortgage," as used in this Agreement, shall include: (i) any amendments, modifications, supplements, replacements, extensions or refinancings of the original "Mortgage" that was recorded as set forth above; and (ii) any existing or future financing by Mortgagee that is wholly or partially secured by the Inn, including a "blanket mortgage" encumbering properties other than the Inn.

     "Mortgagee" shall mean any of the following: (i) the entity identified as
      ---------
the "Mortgagee" in the Preamble; (ii) any successors or assigns of that entity;
(iii) any nominee or designee of that
entity (or any other entity described in this definition); (iv) any initial or subsequent assignee of all or any portion of the interest of that entity in the Mortgage; or (v) any entity that is a participant in the financing secured by the Mortgage, or otherwise acquires an equitable interest in the Mortgage.

     "Subsequent Owner" shall mean any individual or entity that acquires title
      ----------------
to or possession of the Inn or through a Foreclosure (together with any successors or assigns thereof), including, without limitation, (i) Mortgagee,
(ii) any purchaser of the Inn from Mortgagee, or any lessee of the Inn from Mortgagee, or (iii) any purchaser of the Inn at Foreclosure.

     2. Subordination of Management Agreement. Subject to the parties'
        -------------------------------------
compliance with the provisions of this Agreement, the Management Agreement and all right, title and interest of Manager in and to the Inn are and shall be subject and subordinate to the lien of the Mortgage; provided, however, that, notwithstanding the foregoing subordination, neither Mortgagee nor any Subsequent Owner shall name Manager as a defendant in any Foreclosure (unless required by law in order for Mortgagee to obtain complete relief in a judicial foreclosure proceeding, in which event Manager may be so named subject to the non-disturbance obligations set forth in Section 3 of this Agreement and provided that (i) such naming shall not be in derogation of any of the rights of Manager set forth in this Agreement and (ii) the Management Agreement shall not be subject to forfeiture or termination, other than in accordance with the terms thereof, by reason of such suit, action or proceeding or any judgment rendered therein) or otherwise take steps that are inconsistent with Section 3 of this Agreement.

     3. Non-Disturbance.
        ---------------

          A. In the event any Subsequent Owner comes into possession of or acquires title to the Inn either at or following a Foreclosure, Mortgagee agrees (which agreement shall be binding on all Subsequent Owners) that if, at such time, the Management Agreement has not expired or otherwise been earlier terminated in accordance with its terms, then Mortgagee and all Subsequent Owners shall recognize Manager's rights under the Management Agreement and Manager shall not be disturbed in its right to manage and operate the Inn pursuant to the provisions of the Management Agreement.

          B. If, at the time that a Subsequent Owner acquires its interest by Foreclosure, the Management Agreement has terminated for any reason whatsoever or Manager does not have the right to manage or operate the Inn pursuant to the provisions of the Management Agreement (in each case other than due to an Event of Default by Manager under the Management Agreement), Subsequent Owner and Manager shall immediately enter into a replacement agreement on the same terms and conditions as the Management Agreement, except that the term of such replacement agreement shall start from the date the Management Agreement terminates (or, as applicable, the date on which Manager no longer has the right to manage or operate the Inn pursuant to the provisions of the Management Agreement) and shall continue for the balance of the term that would have otherwise remained under the Management Agreement.

     4. Attornment. Manager agrees that, upon a Foreclosure of the Mortgage,
        ----------
provided that (subject to the provisions of Section 3 above) the Management Agreement has not expired or otherwise been earlier terminated in accordance with its terms, Manager shall attorn to any Subsequent Owner and shall remain bound by all of the terms, covenants and conditions of the Management Agreement, for the balance of the remaining term thereof (and any renewals thereof that may be effected in accordance with the Management Agreement) with the same force and effect as if such Subsequent Owner were the "Owner" under the Management Agreement; provided, however, that Manager shall be under no such obligation to so attorn: (i) if such Subsequent Owner would not qualify as a permitted transferee under Section 18.01 of the Management Agreement; or (ii) unless such Subsequent Owner, within twenty (20) days after the Foreclosure Date (or, in the event such Subsequent Owner acquires title to the Inn after the Foreclosure Date, within twenty (20) days after the date of such acquisition of title to the
Inn), assumes all of the obligations of the "Owner" under the Management Agreement that arise from and after the Foreclosure Date (or such later date of acquisition of title to the Inn), pursuant to a written assumption agreement that is reasonably acceptable to Manager and that shall be delivered to Manager. Upon the written request of Mortgagee, Manager shall periodically execute and deliver a statement, in a form reasonably satisfactory to Mortgagee, reaffirming Manager's obligation to attorn as set forth in this Section 4.

     5. Notice and Opportunity to Cure.
        ------------------------------

          A. In the event of a Default by Lessee in the performance or observance of any of the terms and conditions of the Management Agreement, and in the event that Manager gives written notice thereof to Lessee pursuant to
Article XV of the Management Agreement, Manager shall also give a duplicate copy (herein referred to as the "First Notice") of such notice to Mortgagee, in accordance with Section 8 of this Agreement. In addition, in the event that such Default is not cured within the applicable cure period under Article XV of the Management Agreement, and Manager intends to exercise its remedy of terminating the Management Agreement, Manager shall send a second notice (the "Second Notice") to Mortgagee, in accordance with Section 8 hereof, stating Manager's intention to terminate the Management Agreement. Manager shall forbear from taking any action to terminate the Management Agreement for a period of thirty
(30) days after the service of the First Notice, and for an additional period of thirty (30) days after the service of the Second Notice (if such Second Notice is required, as set forth above).

          B. No notice given by Manager to Lessee shall be effective as a notice under Article XV of the Management Agreement unless the applicable duplicate notice to Mortgagee that is required under Section 5.A hereof (either the First Notice or the Second Notice, as the case may be) is given to Mortgagee in accordance with this Agreement. It is understood that any failure by Manager to give such a duplicate notice (either the First Notice or the Second Notice, as the case may be) to Mortgagee shall not be a default by Manager either under this Agreement or under the Management Agreement, but rather shall operate only to void the effectiveness of any such notice by Manager to Lessee under Article XV of the Management Agreement.

          C. Manager agrees to accept performance by Mortgagee with the same force and effect as if the same were performed by Lessee, in accordance with the provisions and within the cure periods prescribed in the Management Agreement (except that Mortgagee shall have such additional cure periods, not available to Lessee, as are set forth in Section 5.A hereof).

          D. Except as specifically limited in the foregoing paragraphs, nothing contained herein shall preclude Manager from exercising any of its rights or remedies against Lessee with respect to any default by Lessee under the Management Agreement.

     6. Notice to Manager. Mortgagee shall deliver to Manager a copy of any
        -----------------
notice of default under the Mortgage that Mortgagee sends to Owner.

     7. Assignment of Management Agreement. Owner has, pursuant to the
        ----------------------------------
applicable provisions of the Mortgage, collaterally assigned to Mortgagee, as additional security for the indebtedness evidenced by the Mortgage, all of Owner's right, title and interest in and to the Management Agreement, including the right to distributions payable to Lessee pursuant thereto. Manager hereby acknowledges that it has been given a copy of the foregoing assignment. Owner and Manager hereby acknowledge and agree that, upon the occurrence of a default under the Loan Agreement or Mortgage, Mortgagee may (from time to time) give Manager a notice or notices directing Manager to pay to Mortgagee subsequent distributions under Article V or other applicable provisions under the Management Agreement that would otherwise be payable to Lessee, and Manager agrees to comply with any such notice. Manager shall continue to make payments in compliance with any such notice from Mortgagee until Manager receives written instructions to the contrary from Mortgagee. Owner and Lessee hereby give consent to any such payments by Manager to Mortgagee that are in compliance with any such notice. The foregoing consents by Owner and Lessee shall be deemed to be irrevocable until the entire debt secured by the Mortgage has been discharged, as evidenced either by the recordation of a satisfaction or release executed by Mortgagee, or by the delivery of a written statement to that effect from Mortgagee to Manager. It is understood that Manager shall comply with the direction set forth in any such notice without any necessity to investigate Mortgagee's reasons for sending such notice, or to confirm whether or not Owner is in fact in default under the terms of the Loan Agreement or Mortgage.

     8. Notices. Notices, statements and other communications to be given under
        -------
the terms of this Agreement shall be in writing and delivered by hand against receipt or sent by certified or registered mail, postage prepaid, return receipt requested, or by Federal Express (or other nationally-recognized overnight courier), marked for next business day delivery, with delivery charges paid by the sender:

          To Mortgagee:
          ------------

          To Owner:
          --------

          Marriott Residence Inn Limited Partnership
          c/o Apple Hospitality Two, Inc.
          306 East Main Street
          Richmond, Virginia  23219
          Attn:  Glade M. Knight

          To Lessee:
          ---------

          AHM Res I Limited Partnership
          c/o Apple Hospitality Management, Inc.
          10 South Third Street
          Richmond, Virginia  23219
          Attn:  Glade M. Knight

          and, if to Owner or Lessee, with a copy, which shall not constitute notice, to:

          Jenkens & Gilchrist, P.C/
          1445 Ross Av., suite 3200
          Dallas, Texas  75202
          Attn:  Thomas E. Davis

          To Manager:
          ----------

          Residence Inn by Marriott, Inc.
          c/o Marriott International, Inc.
          10400 Fernwood Road
          Bethesda, Maryland 20817
          Attn:  Law Department, 52/923
          Senior Operations Attorney
          FAX:   301/380-6727

or at such other address as is from time to time designated by the party receiving the notice. Any such notice which is properly mailed shall be deemed to have been served as of five (5) days after said posting for purposes of establishing that the sending party complied with the applicable time limitations set forth herein, but shall not be binding on the addressee until actually received. Any such notice which is properly sent by Federal Express (or other nationally-recognized overnight courier) shall be deemed to have been served as of the business day after being sent for purposes of establishing that the sending party complied with the applicable time limitations set forth herein, but shall not be binding on the addressee until actually received.

     9. Estoppel Certificates. Manager shall, at any time and from time to time
        ---------------------
upon not less than thirty (30) days' prior written notice from Mortgagee, execute, acknowledge and deliver to Mortgagee, or to any third party specified by Mortgagee, a statement in writing: (a) certifying (i) that the Management Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications) and (ii) the date through which the management fees due under the Management Agreement have been paid; (b) stating whether or not to the best knowledge of Manager (i) there is a continuing default by Lessee in the performance or observance of any covenant, agreement or condition contained in the Management Agreement, or (ii) there shall have occurred any event that, with the giving of notice or passage of time or both, would become such a default, and, if so, specifying each such default or occurrence of which Manager may have knowledge; and (c) stating such other information as Mortgagee may reasonably request. Such statement shall be binding upon Manager and may be relied upon by Mortgagee and/or such third party specified by Mortgagee as aforesaid.

     10. Confirmatory Documentation.
         --------------------------

     The provisions of Section 2, Section 3 and Section 4 of this Agreement are and shall be fully effective and binding between the parties, upon the occurrence of the conditions set forth in such Sections, without the execution of any further instruments by any party. Notwithstanding the foregoing, each party to this Agreement shall have the right (from time to time, for so long as this Agreement is in effect) to request either or both of the other parties to execute documentation (in form reasonably satisfactory to all signing parties) confirming (if true) that such conditions (if any) have been satisfied and that the provisions of Section 2, Section 3 and/or Section 4 hereof have been implemented. In such event, each of the parties that are requested to execute such confirmatory documentation agrees to execute it within a reasonable period of time (not to exceed thirty (30) days) after its receipt of such request.

     11. Miscellaneous.
         -------------

          A. This Agreement may be executed in a number of identical counterparts. If so executed, all counterparts shall, collectively, constitute one agreement, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart, provided that xerox or facsimile copies of all signatures are produced.

          B. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, heirs, legal representations and assigns of each of the parties hereto.

          C. Notwithstanding anything herein to the contrary, the commencement and prosecution of Foreclosure proceedings under the Mortgage is a matter entirely within the discretion of Mortgagee.

          D. The use of the neuter gender in this Agreement shall be deemed to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires.

          E. In the event the Management Agreement shall be amended, modified or supplemented, the Management Agreement, as so amended, modified or supplemented, shall continue to be subject to the provisions of this Agreement without the necessity of any further act by the parties hereto.

          F. The provisions of this Agreement shall not be modified, amended, waived, discharged or terminated except by a written document signed by all of the parties hereto.

          G. This Agreement and its validity, interpretation and enforcement shall be governed by the laws of the state in which the Inn is located.

          H. Captions of Sections herein are inserted only for convenience and are in no way to be construed as a limitation on the scope of the particular Sections to which they refer.

          I. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respects, all other terms and conditions of this Agreement shall remain in full force and effect.

          J. The waiver by any party of the performance of any covenant, condition or promise shall not invalidate this Agreement and shall not be considered a waiver of any other covenant, condition or promise. No such waiver shall constitute a waiver of the time for performing any other act or identical act required to be performed at a later time. The exercise of any remedy provided in this Agreement shall not constitute a waiver of any remedy provided by law or in equity, and the provision in this Agreement of any remedy shall not exclude any other remedy unless such remedy is expressly excluded hereby.

                         [Signatures are on next page.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


Attest:                                                           ("Mortgagee"),
                                  --------------------------------
                                  a                                  corporation
                                    --------------------------------


                                  By:
-------------------------            -----------------------------
Assistant Secretary               Title:
                                        --------------------------


Attest: RESIDENCE INN BY MARRIOTT, INC. ("Manager"), a Delaware corporation


                                  By:
-------------------------            ---------------------------------
Assistant Secretary               Title:  Vice President


Attest/Witness:                                                     ("Owner"),
                                  ----------------------------------
                                  a
                                   -------------------------


                                  By:
-------------------------            ---------------------------------

          [insert acknowledgments, in the form required for recordation in the jurisdiction in which the Inn is located, for the individuals signing on behalf of Mortgagee, Owner and Manager]

                                   EXHIBIT "A"

           TO SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

                          Legal Description of the Site
                          -----------------------------